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                             ARTICLES SUPPLEMENTARY

                    COHEN & STEERS SELECT UTILITY FUND, INC.

            Articles Supplementary Creating And Fixing The Rights of
               Series TH7 Taxable Auction Market Preferred Shares

          Cohen & Steers Select Utility Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore in the State of Maryland (the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          First: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article FIFTH of its Articles of Incorporation, as supplemented, (which as hereafter amended, restated and supplemented from time to time, is together with these Articles Supplementary, the "Charter"), and the Maryland General Corporation Law (the "MGCL"), the Board of Directors has duly classified out of the Corporation's authorized and unissued common stock, and authorized the creation and issuance of, 3,000 shares of the Corporation's Taxable Auction Market Preferred Shares ("AMPS") (par value $.001 per share) and has further classified all of such shares as "Series TH7 AMPS," liquidation preference $25,000 per share (herein referred to as the "Series").

          Second: Pursuant to Section 2-411 of the MGCL and authority granted by
Article III of the Corporation's By-laws, the Board of Directors of the Corporation has appointed a pricing committee (the "Pricing Committee") and has authorized such Pricing Committee to fix the terms of the Series, as set forth herein.

          Third: The preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Series are as follows:

                                   DESIGNATION

          Series TH7 AMPS: A series of AMPS, par value $.001 per share, liquidation preference $25,000 per share, is hereby designated "Series TH7 Taxable Auction Market Preferred Shares". Each share of the Series may be issued on a date to be determined by the Board of Directors of the Corporation or pursuant to their delegated authority; have an initial dividend rate per annum, initial Dividend Period and an initial Dividend Payment Date as will be determined in advance of the issuance thereof by the Board of Directors of the Corporation or pursuant to their delegated authority; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law, as are set forth in Part I and Part II of these Articles Supplementary. The Series TH7 AMPS will constitute a separate series of AMPS of the Corporation.

          Subject to the provisions of Section 11(b) of Part I hereof, the Board of Directors of the Corporation may, in the future, reclassify additional shares of the Corporation's unissued common stock as preferred stock, with the same preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption and other terms herein described, except that the dividend rate for its initial Dividend Period, its initial Dividend Payment Date and any other changes in the terms herein set forth will be as set forth in the Articles Supplementary with respect to the additional shares.

          As used in Part I and Part II of these Articles Supplementary, capitalized terms will have the meanings provided in Section 17 of Part I and
Section 1 of Part II of these Articles Supplementary.

                        Part I. Terms of Series TH7 AMPS

     1.   Number of Shares; Ranking.

     (a) The initial number of authorized shares constituting the Series is 3,000 shares. No fractional shares of the Series will be issued.

     (b) Shares of the Series, which at any time have been redeemed or purchased by the Corporation will, after such redemption or purchase, have the status of authorized but unissued shares of preferred stock.


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     (c) Shares of the Series will rank on a parity with shares of any other series of preferred stock of the Corporation (including any other AMPS) as to the payment of dividends to which such shares are entitled.

     (d) No Holder of shares of the Series will have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any shares of the Series, Common Shares of the Corporation or other securities of the Corporation which it may hereafter issue or sell.

     2.   Dividends.

     (a) The Holders of shares of the Series will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends on their shares at the Applicable Rate, determined as set forth in paragraph (c) of this Section 2, and no more, payable on the respective dates determined as set forth in paragraph (b) of this Section
2. Dividends on the Outstanding shares of the Series issued on the Date of Original Issue will accumulate from the Date of Original Issue.

     (b) (i) Dividends will be payable when, as and if declared by the Board of Directors following the initial Dividend Payment Date, subject to subparagraph
(b)(ii) of this Section 2, on the shares of the Series, as follows:

          (A) with respect to any Dividend Period of one year or less, on the Business Day following the last day of such Dividend Period; provided, however, if the Dividend Period is more than 91 days then the first Business Day of each calendar month within such period, and on the Business Day following the last day of such Dividend Period; and

          (B) with respect to any Dividend Period of more than one year, on the first Business Day of each calendar month within such Dividend Period and on the Business Day following the last day of such Dividend Period.

     (ii) If a day for payment of dividends resulting from the application of subparagraph (b) above is not a Business Day, then the Dividend Payment Date will be the first Business Day following such day for payment of dividends.

     (iii) The Corporation will pay to the Paying Agent not later than 12:00 noon, New York City time, on each Dividend Payment Date for the Series, an aggregate amount of immediately available funds equal to the dividends to be paid to all Holders of the Series on such Dividend Payment Date. The Corporation will not be required to establish any reserves for the payment of dividends.

     (iv) All moneys paid to the Paying Agent for the payment of dividends will be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in subparagraph (b)(v) of this Section 2. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends will, upon request and to the extent permitted by law, be repaid to the Corporation at the end of 90 days from the date on which such moneys were to have been so applied.

     (v) Each dividend on the Series will be paid on the Dividend Payment Date therefor to the Holders of the Series as their names appear on the stock ledger or stock records of the Corporation on the Business Day next preceding such Dividend Payment Date; provided, however, if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the stock ledger or stock records of the Corporation on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Directors. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

     (c) (i) The dividend rate on Outstanding shares of the Series during the period from and after the Date of Original Issue to and including the last day of the initial Dividend Period therefor will be equal to the rate as determined in the manner set forth under "Designation" above. For each subsequent Dividend Period for the Series, the dividend rate will be equal to the rate per annum that results from an Auction (but the rate set at the Auction will not exceed the Maximum Rate); provided, however, that if an Auction for any subsequent Dividend Period of the Series is not held for any reason or if Sufficient Clearing Orders have not been made in an Auction (other than as a result of all shares of the Series being the subject of Submitted Hold Orders and other than in an Auction for a Special Dividend Period), then the dividend rate on the shares of the Series for any such Dividend Period will be the Maximum Rate (except (i) during a Default Period when the dividend rate will be the Default Rate, as set forth in Section 2(c)(ii) below or (ii) after a Default Period and prior to the beginning of the next Dividend Period when the dividend rate will be the Maximum Rate at the close of business on the last day of such Default Period). If the Corporation has declared a Special Dividend Period and there are not Sufficient Clearing Orders, the dividend rate for the next rate period will be the same as during the current Dividend Period. If as a result of an


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unforeseeable disruption of the financial markets, an Auction cannot be held for a period of more than three business days, the dividend rate for the Subsequent Dividend Period will be the same as the dividend rate for the current Dividend Period.

     (ii) Subject to the cure provisions in Section 2(c)(iii) below, a "Default Period" with respect to the Series will commence on any date the Corporation fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time, (A) the full amount of any declared dividend on the Series payable on the Dividend Payment Date (a "Dividend Default") or (B) the full amount of any redemption price (the "Redemption Price") payable on the date fixed for redemption (the "Redemption Date") (a "Redemption Default" and together with a Dividend Default, hereinafter referred to as "Default").

          Subject to the cure provisions of Section 2(c)(iii) below, a Default Period with respect to a Dividend Default or a Redemption Default will end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price will have been deposited irrevocably in trust in same-day funds with the Paying Agent. In the case of a Dividend Default, the Applicable Rate for each Dividend Period commencing during a Default Period will be equal to the Default Rate, and each subsequent Dividend Period commencing after the beginning of a Default Period will be a Standard Dividend Period; provided, however, that the commencement of a Default Period will not by itself cause the commencement of a new Dividend Period. No Auction will be held during a Default Period.

     (iii) No Default Period with respect to a Dividend Default or Redemption Default will be deemed to commence if the amount of any dividend or any Redemption Price due (if such default is not solely due to the willful failure of the Corporation) is deposited irrevocably in trust, in same-day funds with the Paying Agent by 12:00 noon, New York City time within three Business Days after the applicable Dividend Payment Date or Redemption Date, together with an amount equal to the Default Rate applied to the amount of such non-payment based on the actual number of days comprising such period divided by 360 for the Series. The Default Rate will be equal to the Reference Rate multiplied by three
(3).

     (iv) The amount of dividends per share payable (if declared) on each Dividend Payment Date of each Dividend Period (or in respect of dividends on another date in connection with a redemption during such Dividend Period) will be computed by multiplying the Applicable Rate (or the Default Rate) for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such share was Outstanding and for which the Applicable Rate or the Default Rate was applicable and the denominator of which will be 360 for the Series, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent.

     (d) Any dividend payment made on shares of the Series will first be credited against the earliest accumulated but unpaid dividends due with respect to the Series.

     (e) For so long as any of the shares of the Series are Outstanding, except as otherwise contemplated by Part I of these Articles Supplementary, the Corporation will not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares ranking junior to the Series as to dividends or upon liquidation) with respect to Common Shares or any other capital stock of the Corporation ranking junior to the Series as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or other capital stock ranking junior to the Series (except by conversion into or exchange for shares of the Corporation ranking junior to the Series as to dividends and upon liquidation), unless (i) immediately after such transaction, the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount and the 1940 Act Preferred Shares Asset Coverage would be achieved, (ii) all cumulative and unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Corporation's preferred stock, including the Series, or will have been declared and sufficient funds for the payment thereof deposited with the Auction Agent, and (iii) the Corporation has redeemed the full number of shares of preferred stock required to be redeemed by any mandatory provision for redemption, including the Series required to be redeemed by any provision for mandatory redemption contained in
Section 3(a)(ii) of Part I of these Articles Supplementary.

     (f) For so long as any shares of the Series are Outstanding, except as set forth in the next sentence, the Corporation will not declare, pay or set apart for payment on any series of stock of the Corporation ranking, as to the payment of dividends, on a parity with the Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid on the Series through its most recent Dividend Payment Date. When dividends are not paid in full upon the Series through its most recent Dividend Payment Date or upon any other series of stock ranking on a parity as to the payment of dividends with the Series through its most recent Dividend Payment Date, all dividends declared upon the Series and any other such series of stock ranking on a parity as to the payment of dividends with the Series will be declared


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pro rata so that the amount of dividends declared per share on the Series and such other series of preferred stock ranking on a parity therewith will in all cases bear to each other the same ratio that accumulated dividends per share on the Series and such other series of preferred stock ranking on a parity therewith bear to each other.

     3.   Redemption.

     (a) (i) After the initial Dividend Period, subject to the provisions of this Section 3 and to the extent permitted under the 1940 Act and Maryland law, the Corporation may, at its option, redeem in whole or in part out of funds legally available therefor shares of the Series herein designated as (A) having a Dividend Period of one year or less, on the Business Day after the last day of such Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, at a redemption price per share equal to $25,000, plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date ("Redemption Price"), or (B) having a Dividend Period of more than one year, on any Business Day prior to the end of the relevant Dividend Period by delivering a notice of redemption not less than 15 calendar days and not more than 40 calendar days prior to the Redemption Date, at the Redemption Price, plus a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions at the time of the designation of such Dividend Period as set forth in Section 4 of Part I of these Articles Supplementary; provided, however, that during a Dividend Period of more than one year, no shares of the Series will be subject to optional redemption except in accordance with any Specific Redemption Provisions approved by the Board of Directors after consultation with the Broker-Dealers at the time of the designation of such Dividend Period. Notwithstanding the foregoing, the Corporation will not give a notice of or effect any redemption pursuant to this
Section 3(a)(i) unless, on the date on which the Corporation gives such notice and on the Redemption Date, (a) the Corporation has available Deposit Securities with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the amount (including any applicable premium) due to Holders of the Series by reason of the redemption of the Series on the Redemption Date and (b) the Corporation would have Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph (d) of this Section 3 will be applicable in such circumstances in the event the Corporation makes the deposit and takes the other action required thereby.

     (ii) If the Corporation fails as of any Valuation Date to meet the Preferred Shares Basic Maintenance Amount Test or, as of the last Business Day of any month, the 1940 Act Preferred Shares Asset Coverage, and such failure is not cured within ten Business Days following the relevant Valuation Date, in the case of a failure to meet the Preferred Shares Basic Maintenance Amount Test, or the last Business Day of the following month in the case of a failure to meet the 1940 Act Preferred Shares Asset Coverage (each an "Asset Coverage Cure Date"), the Series will be subject to mandatory redemption out of funds legally available therefor. The number of shares of the Series to be redeemed in such circumstances will be equal to the lesser of (A) the minimum number of shares of the Series the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Asset Coverage Cure Date, would result in the Corporation meeting the Preferred Shares Basic Maintenance Amount Test, and the 1940 Act Preferred Shares Asset Coverage, as the case may be, in either case as of the relevant Asset Coverage Cure Date (provided that, if there is no such minimum number of shares the redemption of which would have such result, all shares of the Series then Outstanding will be redeemed) and (B) the maximum number of shares of the Series that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the Mandatory Redemption Price set forth in subparagraph (a)(iii) of this Section 3.

     (iii) In determining the shares of the Series required to be redeemed in accordance with the foregoing Section 3(a)(ii), the Corporation will allocate the number of shares required to be redeemed to satisfy the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, pro rata or among the Holders of the Series in proportion to the number of shares they hold and shares of other preferred stock subject to mandatory redemption provisions similar to those contained in this Section 3, subject to the further provisions of this subparagraph (iii). The Corporation will effect any required mandatory redemption pursuant to: (A) the Preferred Shares Basic Maintenance Amount Test, as described in subparagraph (a)(ii) of this Section 3, no later than 30 days after the Corporation last met the Preferred Shares Basic Maintenance Amount Test, or (B) the 1940 Act Preferred Shares Asset Coverage, as described in subparagraph (a)(ii) of this Section 3, no later than 30 days after the Asset Coverage Cure Date (the "Mandatory Redemption Date"), except that if the Corporation does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the number of shares of the Series which would be required to be redeemed by the Corporation under clause (A) of subparagraph (a)(ii) of this
Section 3 if sufficient funds were available, together with shares of other preferred stock which are subject to mandatory redemption under provisions similar to those contained in this Section 3, or the Corporation otherwise is unable to effect such redemption on or prior to such


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Mandatory Redemption Date, the Corporation will redeem those shares of the
Series, and shares of other preferred stock which it was unable to redeem, on the earliest practicable date on which the Corporation will have such funds available, upon notice pursuant to Section 3(b) to record owners of the shares of the Series to be redeemed and the Paying Agent. The Corporation will deposit with the Paying Agent funds sufficient to redeem the specified number of shares of the Series with respect to a redemption required under subparagraph (a)(ii) of this Section 3, by 1:00 P.M., New York City time, of the Business Day immediately preceding the Mandatory Redemption Date. If fewer than all of the Outstanding shares of the Series are to be redeemed pursuant to this Section 3(a)(iii), the number of shares to be redeemed will be redeemed pro rata from the Holders of such shares in proportion to the number of shares of the Series held by such Holders, by lot or by such other method as the Corporation will deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions. "Mandatory Redemption Price" means the Redemption Price plus (in the case of a Dividend Period of one year or more only) a redemption premium, if any, determined by the Board of Directors after consultation with the Broker-Dealers and set forth in any applicable Specific Redemption Provisions.

     (b) In the event of a redemption pursuant to the foregoing Section 3(a), the Corporation will file a notice of its intention to redeem with the Securities and Exchange Commission so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Corporation will deliver a notice of redemption to the Auction Agent and Rating Agencies (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to Section 3(a)(i) above, one Business Day prior to the giving of notice to the Holders, (ii) in the case of a mandatory redemption pursuant to Section 3(a)(ii) above, on or prior to the 10th day preceding the Mandatory Redemption Date. Only with respect to shares held by the Securities Depository, the Auction Agent will use its reasonable efforts to provide telephonic notice to each Holder of shares of the Series called for redemption not later than the close of business on the Business Day immediately following the day on which the Auction Agent determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Corporation). The Auction Agent will confirm such telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. Notice of Redemption will be addressed to the registered owners of shares of the Series at their addresses appearing on the share records of the Corporation. Such Notice of Redemption will set forth (i) the date fixed for redemption, (ii) the number and identity of the shares of the Series to be redeemed, (iii) the redemption price (specifying the amount of accumulated dividends to be included therein), (iv) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, and (v) the provision under which redemption will be made. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law. If fewer than all shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder will also specify the number of shares to be redeemed from such Holder.

     (c) Notwithstanding the provisions of paragraph (a) of this Section 3, no preferred stock, including the Series, may be redeemed at the option of the Corporation unless all dividends in arrears on the Outstanding shares of the Series and any other preferred stock have been or are being contemporaneously paid or set aside for payment; provided, however, that the foregoing will not prevent the purchase or acquisition of outstanding shares of preferred stock pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all outstanding shares of preferred stock.

     (d) Upon the deposit of funds sufficient to redeem shares of the Series with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph (b) of this Section 3, dividends on such shares will cease to accumulate and such shares will no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Corporation has met the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage), and all rights of the Holders of the shares so called for redemption will cease and terminate, except the right of such Holder to receive the redemption price specified herein, but without any interest or other additional amount. Such redemption price will be paid by the Paying Agent to the nominee of the Securities Depository. The Corporation will be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate redemption price of the shares of the Series called for redemption on such date and (ii) such other amounts, if any, to which Holders of shares of the Series called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date will, to the extent permitted by law, be paid to the Corporation, after which time the Holders of shares of the Series so called for redemption may look only to the Corporation for payment of the redemption price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent will notify all Holders whose funds are unclaimed by placing a notice in The Wall Street Journal concerning the availability of such funds once each week for three consecutive


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weeks. The Corporation will be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

     (e) To the extent that any redemption for which Notice of Redemption has been given is not made by reason of the absence of legally available funds therefor, or is otherwise prohibited, such redemption will be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Failure to redeem shares of the Series will be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Corporation will have failed, for any reason whatsoever, to deposit in trust with the Paying Agent the redemption price with respect to any shares for which such Notice of Redemption has been given. Notwithstanding the fact that the Corporation may not have redeemed shares of the Series for which a Notice of Redemption has been given, dividends may be declared and paid on shares of the Series and will include those shares of the Series for which Notice of Redemption has been given but for which deposit of funds has not been made.

     (f) All moneys paid to the Paying Agent for payment of the redemption price of shares of the Series called for redemption will be held in trust by the Paying Agent for the benefit of holders of shares so to be redeemed.

     (g) So long as any shares of the Series are held of record by the nominee of the Securities Depository, the redemption price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to Agent Members for distribution to the persons for whom they are acting as agent.

     (h) Except for the provisions described above, nothing contained in these Articles Supplementary limits any right of the Corporation to purchase or otherwise acquire any shares of the Series outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the mandatory or optional redemption price with respect to, any shares of the Series for which Notice of Redemption has been given and the Corporation meets the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount Test after giving effect to such purchase or acquisition on the date thereof. Any shares which are purchased, redeemed or otherwise acquired by the Corporation will have no voting rights. If fewer than all the Outstanding shares of the Series are redeemed or otherwise acquired by the Corporation, the Corporation will give notice of such transaction to the Auction Agent, in accordance with the procedures agreed upon by the Board of Directors.

     (i) In the case of any redemption pursuant to this Section 3, only whole shares of the Series will be redeemed, and in the event that any provision of the Charter would require redemption of a fractional share, the Auction Agent will be authorized to round up so that only whole shares are redeemed.

     (j) Notwithstanding anything herein to the contrary, including, without limitation, Section 6(k) of Part I of these Articles Supplementary, the Board of Directors, upon notification to each Rating Agency, may authorize, create or issue other series of preferred stock, including other series of AMPS, ranking on a parity with the Series with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation, to the extent permitted by the 1940 Act, if upon issuance of any such series, either (A) the net proceeds from the sale of such stock (or such portion thereof needed to redeem or repurchase the Outstanding shares of the Series) are deposited with the Paying Agent in accordance with
Section 3(d) of Part I of these Articles Supplementary, Notice of Redemption as contemplated by Section 3(b) of Part I of these Articles Supplementary has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding shares of the Series or (B) the Corporation would meet the 1940 Act Preferred Shares Asset Coverage, the Preferred Shares Basic Maintenance Amount Test and the requirements of Section 12(b) of Part I of these Articles Supplementary.

     4.   Designation of Dividend Period.

     (a) The initial Dividend Period for the Series will be as determined in the manner set forth under "Designation" above. The Corporation will designate the duration of subsequent Dividend Periods of the Series; provided, however, that no such designation is necessary for a Standard Dividend Period and, provided further, that any designation of a Special Dividend Period will be effective only if (i) notice thereof will have been given as provided herein, (ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the redemption price of, the Series will have been cured as provided above, (iii) Sufficient Clearing Orders will have existed in an Auction held on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (iv) if the Corporation will have mailed a Notice of Redemption with respect to any shares of the Series, the redemption price with respect to such shares will have been deposited with the Paying Agent, (v) in the case of the designation of a Special Dividend Period, the Broker Dealers


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shall have notified the Corporation in writing that it does not object to the designation of such Special Dividend Period and (vi) each Rating Agency will have confirmed in writing to the Corporation that such designation will not adversely affect their respective then-current ratings of the Series.

     (b) If the Corporation proposes to designate any Special Dividend Period, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Dividend Period is fewer than eight days) nor more than 30 Business Days prior to the first day of such Special Dividend Period, notice will be (i) made by press release and (ii) communicated by the Corporation by telephonic or other means to the Auction Agent and each Broker-Dealer and confirmed in writing promptly thereafter. Each such notice will state (A) that the Corporation proposes to exercise its option to designate a succeeding Special Dividend Period, specifying the first and last days thereof and the Maximum Rate for such Special Dividend Period and (B) that the Corporation will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Dividend Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (x) its determination, subject to certain conditions, to proceed with such Special Dividend Period, subject to the terms of any Specific Redemption Provisions, or
(y) its determination not to proceed with such Special Dividend Period, in which latter event the succeeding Dividend Period will be a Standard Dividend Period. No later than 3:00 P.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period, the Corporation will deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

          (i) a notice stating (A) that the Corporation has determined to designate the next succeeding Dividend Period as a Special Dividend Period, specifying the first and last days thereof and (B) the terms of any Specific Redemption Provisions; or

          (ii) a notice stating that the Corporation has determined not to exercise its option to designate a Special Dividend Period.

          If the Corporation fails to deliver either such notice with respect to any designation of any proposed Special Dividend Period to the Auction Agent or is unable to make the confirmation provided in clause (v) of paragraph (a) of this Section 4 by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Corporation will be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (ii) above, thereby resulting in a Standard Dividend Period.

     5. Restrictions on Transfer. Shares of the Series may be transferred only
(a) pursuant to an order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Corporation or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder, in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent, or the Broker-Dealer or Agent Member of such Broker-Dealer, in the case of a transfer between persons holding shares of the Series through different Broker-Dealers, advises the Auction Agent of such transfer. The certificates representing the shares of the Series issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

     6.   Voting Rights.

     (a) Except as otherwise provided in the Charter or as otherwise required by applicable law, (i) each Holder of shares of the Series will be entitled to one vote for each share of the Series held on each matter on which the Holders of shares of the Series are entitled to vote, and (ii) the holders of the Outstanding shares of preferred stock, including the Series, and holders of shares of Common Shares will vote together as a single class on all matters submitted to the stockholders; provided, however, that, with respect to the election of directors, the holders of the Outstanding shares of preferred stock, including the Series, represented in person or by proxy at a meeting for the election of directors, will be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital stock, including the Common Shares, to elect two directors of the Corporation, each share of preferred stock, including the Series, entitling the holder thereof to one vote. The identities of the nominees of such directorships may be fixed by the Board of Directors. Subject to paragraph (b) of this Section 6, the holders of outstanding shares of Common Shares and outstanding shares of preferred stock, including the Series, voting together as a single class, will be entitled to elect the balance of the directors.

     (b) If at any time dividends on the Series will be unpaid in an amount equal to two full years' dividends on the Series (a "Voting Period"), the number of directors constituting the Board of Directors will be automatically increased by the smallest number of additional directors that, when added to the number of directors then constituting the Board of

Directors, will (together with the two directors elected by the holders of preferred stock, including the Series, pursuant to paragraph (a) of this Section
6) constitute a majority of such increased number, and the holders of any shares of preferred stock, including the Series, will be entitled, voting as a single class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), to elect the smallest number of such additional directors of the Corporation that will constitute a majority of the total number of directors of the Corporation so increased. The Voting Period and the voting rights so created upon the occurrence of the conditions set forth in this paragraph (b) of Section 6 will continue unless and until all dividends in arrears on the Series will have been paid or declared and sufficient cash or specified securities are set apart for the payment of such dividends. Upon the termination of a Voting Period, the voting rights described in this paragraph (b) of Section 6 will cease, subject always, however, to the revesting of such voting rights in the holders of preferred stock, including the Series, upon the further occurrence of any of the events described in this paragraph (b) of Section 6.

     (c) As soon as practicable after the accrual of any right of the holders of shares of preferred stock, including the Series, to elect additional directors as described in paragraph (b) of this Section 6, the Corporation will notify the Auction Agent, and the Auction Agent will call a special meeting of such holders, by mailing a notice of such special meeting to such holders, such meeting to be held not less than ten nor more than 90 days after the date of mailing of such notice. If the Corporation fails to send such notice to the Auction Agent or if the Auction Agent does not call such a special meeting, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting will be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of preferred stock, including the Series, held during a Voting Period at which directors are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of capital stock of the Corporation), will be entitled to elect the number of directors prescribed in paragraph (b) of this Section 6 on a one-vote-per-share basis. At any such meeting or adjournment thereof in the absence of a quorum, a majority of the holders of shares of preferred stock, including Holders of the Series, present in person or by proxy will have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a quorum is present.

     (d) For purposes of determining any rights of the holders of the shares of preferred stock, including the Series, to vote on any matter, whether such right is created by these Articles Supplementary, by statute or otherwise, if redemption of some or all of the shares of preferred stock, including the Series, is required, no holder of shares of preferred stock, including the Series, will be entitled to vote and no share of preferred stock, including the Series, will be deemed to be "outstanding" for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with the time of determination, sufficient Deposit Securities for the redemption of such shares have been deposited in the case of the Series in trust with the Paying Agent for that purpose and the requisite Notice of Redemption with respect to such shares will have been given as provided in
Section 3(b) of Part I of these Articles Supplementary and in the case of other preferred stock the Corporation has otherwise met the conditions for redemption applicable to such shares.

     (e) The terms of office of all persons who are directors of the Corporation at the time of a special meeting of Holders of the Series and holders of other shares of preferred stock to elect directors pursuant to paragraph (b) of this
Section 6 will continue, notwithstanding the election at such meeting by the holders of the number of directors that they are entitled to elect.

     (f) Simultaneously with the termination of a Voting Period, the terms of office of the additional directors elected by the Holders of the Series and holders of shares of other preferred stock pursuant to paragraph (b) of this
Section 6 will terminate, the remaining directors will constitute the directors of the Corporation and the voting rights of such holders to elect additional directors pursuant to paragraph (b) of this Section 6 will cease, subject to the provisions of the last sentence of paragraph (b) of this Section 6.

     (g) Unless otherwise required by law or in the Corporation's Charter, the Holders of shares of the Series will not have any relative rights or preferences or other special rights other than those specifically set forth herein. In the event that the Corporation fails to pay any dividends on the Series of the Corporation or fails to redeem any shares of the Series which it is required to redeem, or any other event occurs which requires the mandatory redemption of the Series and the required Notice of Redemption has not been given, other than the rights set forth in paragraph (a) of Section 3 of Part I of these Articles Supplementary, the exclusive remedy of the Holders of the Series will be the right to vote for directors pursuant to the provisions of paragraph (b) of this
Section 6. In no event will the Holders of the Series have any right to sue for, or bring a proceeding with respect to, such dividends or redemptions or damages for the failure to receive the same.

     (h) For so long as any shares of preferred stock, including the Series, are outstanding, the Corporation will not, without the affirmative vote of the Holders of a majority of the outstanding preferred stock, (i) institute any proceedings to be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against it, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Corporation or a substantial part of its property, or make any assignment for the benefit of creditors, or, except as may be required by applicable law, admit in writing its inability to pay its debts generally as they become due or take any corporate action in furtherance of any such action;
(ii) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any material lien, mortgage, pledge, charge, security interest, security agreement, conditional sale or trust receipt or other material encumbrance of any kind upon any of the Corporation's assets as a whole, except (A) liens the validity of which are being contested in good faith by appropriate proceedings, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness senior to the Series, (D) liens, pledges, charges, security interests, security agreements or other encumbrances arising in connection with any indebtedness permitted under clause (iii) below and (E) liens to secure payment for services rendered including, without limitation, services rendered by the Corporation's Paying Agent and the Auction Agent; or (iii) create, authorize, issue, incur or suffer to exist any indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness for borrowed money or any direct or indirect guarantee of such indebtedness, except the Corporation may borrow as may be permitted by the Corporation's investment restrictions; provided, however, that transfers of assets by the Corporation subject to an obligation to repurchase will not be deemed to be indebtedness for purposes of this provision to the extent that after any such transaction the Corporation has Eligible Assets with an aggregate Discounted Value at least equal to the Preferred Shares Basic Maintenance Amount as of the immediately preceding Valuation Date.

     (i) The affirmative vote of the holders of a majority, as defined in the 1940 Act, of the outstanding shares of preferred stock, including the Series, voting together as a separate class, will be required to approve any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares or any action requiring a vote of security holders of the Corporation under Section 13(a) of the 1940 Act. In the event a vote of holders of shares of preferred stock is required pursuant to the provisions of Section 13(a) of the 1940 Act, the Corporation will, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and will, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the results of such vote.

     (j) The affirmative vote of the Holders of a majority, as defined in the 1940 Act, of the outstanding shares of preferred stock of any series, voting separately from any other series, will be required with respect to any matter that materially and adversely affects the rights, preferences, or powers of that series in a manner different from that of other series or classes of the Corporation's shares of capital stock. For purposes of the foregoing, no matter will be deemed to adversely affect any rights, preference or power unless such matter (i) alters or abolishes any preferential right of such series; (ii) creates, alters or abolishes any right in respect of redemption of such series; or (iii) creates or alters (other than to abolish) any restriction on transfer applicable to such series. The vote of holders of any series described in this Section (j) will in each case be in addition to a separate vote of the requisite percentage of Common Shares and/or preferred stock necessary to authorize the action in question.

     (k) The Board of Directors, without the vote or consent of any holder of shares of preferred stock, including the Series, or any other stockholder of the Corporation, may from time to time amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Corporation, or confirm the applicability of covenants and other obligations set forth herein, all in connection with obtaining or maintaining the rating of any Rating Agency with respect to the Series, and any such amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of the Series or the Holders thereof, provided that the Board of Directors receives written confirmation from each relevant Rating Agency (with such confirmation in no event being required to be obtained from a particular Rating Agency with respect to definitions or other provisions relevant only to and adopted in connection with another Rating Agency's rating of the Series) that any such amendment, alteration or repeal would not adversely affect the rating then assigned by such Rating Agency.

          In addition, subject to compliance with applicable law, the Board of Directors may amend the definitions of Applicable Percentage and Applicable Spread to increase the percentage amount by which the Reference Rate is multiplied or the spread added to the Reference Rate, to determine the Maximum Rate, without the vote or consent of the holders of shares of preferred stock, including the Series, or any other stockholder of the Corporation, but only with confirmation from each Rating Agency, and after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would meet the Preferred Shares Basic Maintenance Amount Test.

     7.   Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of shares of preferred stock, including the Series, will be entitled to receive out of the assets of the Corporation available for distribution to stockholders, after claims of creditors but before distribution or payment will be made in respect of the Common Shares or to any other shares of stock of the Corporation ranking junior to the preferred stock, as to liquidation payments, a liquidation distribution in the amount of $25,000 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accrued to and including the date fixed for such distribution or payment (whether or not declared by the Board of Directors, but excluding interest thereon), but such Holders will be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up. The Series will rank on a parity with shares of any other series of preferred stock of the Corporation as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation.

     (b) If, upon any such liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution among the holders of all outstanding shares of preferred stock, including the Series, will be insufficient to permit the payment in full to such holders of the amounts to which they are entitled, then such available assets will be distributed among the holders of all outstanding shares of preferred stock, including the Series, ratably in any such distribution of assets according to the respective amounts which would be payable on all such shares if all amounts thereon were paid in full. Unless and until payment in full has been made to the holders of all outstanding shares of preferred stock, including the Series, of the liquidation distributions to which they are entitled, no dividends or distributions will be made to holders of Common Shares or any stock of the Corporation ranking junior to the preferred stock as to liquidation.

     (c) Neither the consolidation nor merger of the Corporation with or into any other entity or entities, nor the sale, lease, exchange or transfer by the Corporation of all or substantially all of its property and assets, will be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 7.

     (d) After the payment to Holders of the Series of the full preferential amounts provided for in this Section 7, the Holders of the Series as such will have no right or claim to any of the remaining assets of the Corporation.

     (e) In the event the assets of the Corporation or proceeds thereof available for distribution to the Holders of the Series, upon dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, will be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 7, no such distribution will be made on account of any shares of any other series of preferred stock unless proportionate distributive amounts will be paid on account of the Series, ratably, in proportion to the full distributable amounts to which holders of all shares of preferred stock are entitled upon such dissolution, liquidation or winding up.

     (f) Subject to the rights of the holders of shares of other preferred stock or after payment will have been made in full to the Holders of the Series as provided in paragraph (a) of this Section 7, but not prior thereto, any other series or class of shares ranking junior to the Series with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Corporation will, subject to any respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the Series will not be entitled to share therein.

     8. Auction Agent. For so long as any shares of the Series are Outstanding, the Auction Agent, duly appointed by the Corporation to so act, will be in each case a commercial bank, trust company or other financial institution independent of the Corporation and its Affiliates (which, however, may engage or have engaged in business transactions with the Corporation or its Affiliates) and at no time will the Corporation or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any shares of the Series are Outstanding, the Corporation will use its best efforts to enter into an agreement with a successor auction agent containing substantially the same terms and conditions as the auction agency agreement. The Corporation may remove the auction agent provided that prior to such removal the Corporation will have entered into such an agreement with a successor auction agent.

     9. 1940 Act Preferred Shares Asset Coverage. The Corporation will maintain, as of the last Business Day of each month in which any shares of the Series are Outstanding, the 1940 Act Preferred Shares Asset Coverage; provided, however, that Section 3(a)(ii) will be the sole remedy in the event the Corporation fails to do so.

     10. Preferred Shares Basic Maintenance Amount. So long as any shares of the Series are Outstanding and any Rating Agency so requires, the Corporation will maintain, as of each Valuation Date, Moody's Eligible Assets and S&P Eligible Assets, as applicable, having an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; provided, however, that
Section 3(a)(ii) will be the sole remedy in the event the Corporation fails to do so.

     11. Certain Other Restrictions. So long as any shares of the Series are Outstanding and S&P, Moody's or any Other Rating Agency that is rating such shares so requires, the Corporation will not, unless it has received written confirmation from S&P (if S&P is then rating the Series), Moody's (if Moody's is then rating the Series) and (if applicable) such Other Rating Agency, that any such action would not impair the rating then assigned by such Rating Agency to the Series, engage in any one or more of the following transactions:

          (a) purchase or sell futures contracts or options thereon with respect to portfolio securities or write put or call options on portfolio securities;

          (b) except in connection with a refinancing of the Series, issue additional shares of any series of preferred stock, including the Series, or reissue any shares of preferred stock, including the Series previously purchased or redeemed by the Corporation;

          (c) engage in any short sales of securities;

          (d) lend portfolio securities;

          (e) merge or consolidate into or with any other fund; or

          (f) for purposes of valuation of Moody's Eligible Assets: (A) if the Corporation writes a call option, the underlying asset will be valued as follows: (1) if the option is exchange-traded and may be offset readily or if the option expires before the earliest possible redemption of the Series, at the lower of the Discounted Value of the underlying security of the option and the exercise price of the option or (2) otherwise, it has no value; (B) if the Corporation writes a put option, the underlying asset will be valued as follows: the lesser of (1) exercise price and (2) the Discounted Value of the underlying security; and (C) call or put option contracts which the Corporation buys have no value. For so long as the Series is rated by Moody's: (A) the Corporation will not engage in options transactions for leveraging or speculative purposes; (B) the Corporation will not write or sell any anticipatory contracts pursuant to which the Corporation hedges the anticipated purchase of an asset prior to completion of such purchase; (C) the Corporation will not enter into an option transaction with respect to portfolio securities unless, after giving effect thereto, the Corporation would continue to have Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount; (D) the Corporation will not enter into an option transaction with respect to portfolio securities unless after giving effect to such transaction the Corporation would continue to be in compliance with the provisions relating to the Preferred Shares Basic Maintenance Amount;
     (E) for purposes of the Preferred Shares Basic Maintenance Amount assets in margin accounts are not Eligible Assets; (F) the Corporation will write only exchange-traded options on exchanges approved by Moody's (if Moody's is then rating the Series); (G) where delivery may be made to the Corporation with any of a class of securities, the Corporation will assume for purposes of the Preferred Shares Basic Maintenance Amount that it takes delivery of that security which yields it the least value; (H) the Corporation will not engage in forward contracts; and (I) there will be a quarterly audit made of the Corporation's options transactions by the Corporation's independent auditors to confirm that the Corporation is in compliance with these standards.

          (g) For so long as the Series is rated by S&P and Moody's, the Corporation will not purchase or sell futures contracts, write, purchase or sell options on futures contracts or write put options (except covered put options) or call options (except covered call options) on portfolio securities unless it receives written confirmation from S&P and Moody's that engaging in such transactions will not impair the ratings then assigned to the Series by S&P and Moody's.

          (h) Change the Pricing Service referred to in the definition of Market Value.

          (i) Enter into reverse repurchase agreements.

     12. Compliance Procedures for Asset Maintenance Tests. For so long as any shares of the Series are Outstanding and any Rating Agency so requires:

          (a) As of each Valuation Date, the Corporation will determine (i) the Market Value of each Eligible Asset owned by the Corporation on that date,
     (ii) the Discounted Value of each such Eligible Asset, (iii) whether the Preferred Shares Basic Maintenance Amount Test is met as of that date, (iv) the value (as used in the 1940 Act) of the total assets of the Corporation, less all liabilities, and (v) whether the 1940 Act Preferred Shares Asset Coverage is met as of that date.

          (b) Upon any failure to meet the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on any Valuation Date, the Corporation may use reasonable commercial efforts (including, without limitation, altering the composition of its portfolio, purchasing shares of the Series outside of an Auction or, in the event of a failure to file a certificate on a timely basis, submitting the requisite certificate), to meet (or certify in the case of a failure to file a certificate on a timely basis, as the case may be) the Preferred Shares Basic Maintenance Amount Test or 1940 Act Preferred Shares Asset Coverage on or prior to the Asset Coverage Cure Date.

          (c) Compliance with the Preferred Shares Basic Maintenance Amount and 1940 Act Asset Coverage Tests will be determined with reference to those shares of the Series which are deemed to be Outstanding hereunder.

          (d) The Corporation will deliver to each Rating Agency a certificate which sets forth a determination of items (i)-(iii) of paragraph (a) of this Section 12 (a "Preferred Shares Basic Maintenance Certificate") as of
     (A) on or before the 7th business day after the Date of Original Issue, (B) the last Valuation Date of each month (such monthly report to include the net asset value and trade price as of that date), (C) any date requested by any Rating Agency, (D) a Business Day on or before any Asset Coverage Cure Date relating to the Corporation's cure of a failure to meet the Preferred Shares Basic Maintenance Amount Test, (E) any day that Common Shares or AMPS are redeemed and (F) any day the S&P Eligible Assets have an aggregate discounted value less than or equal to 110% of the Preferred Shares Basic Maintenance Amount. Such Preferred Shares Basic Maintenance Certificate will be delivered in the case of clause (i)(A) on the Date of Original Issue and in the case of all other clauses above on or before the seventh Business Day after the relevant Valuation Date or Asset Coverage Cure Date.

          (e) The Corporation will deliver to each Rating Agency a certificate which sets forth a determination of items (iv) and (v) of paragraph (a) of this Section 12 (a "1940 Act Preferred Shares Asset Coverage Certificate")
     (i) as of the Date of Original Issue, and (ii) as of (A) the last Valuation Date of each quarter thereafter, and (B) as of a Business Day on or before any Asset Coverage Cure Date relating to the failure to meet the 1940 Act Preferred Shares Asset Coverage. Such 1940 Act Preferred Shares Asset Coverage Certificate will be delivered in the case of clause (i) on the Date of Original Issue and in the case of clause (ii) on or before the seventh Business Day after the relevant Valuation Date or the Asset Coverage Cure Date.

          The certificates required by paragraphs (d) and (e) of this Section 12 may be combined into a single certificate.

          (f) Within fifteen Business Days of the Date of Original Issue and any redemption of the Series, the Corporation will deliver to each Rating Agency a letter prepared by the Corporation's independent auditors (an "Auditor's Certificate") regarding the accuracy of the calculations made by the Corporation in the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate required to be delivered by the Corporation on the Date of Original Issue. Within fifteen Business Days after delivery of the Preferred Shares Basic Maintenance Certificate and the 1940 Act Preferred Shares Asset Coverage Certificate relating to the last Valuation Date of each fiscal year of the Corporation, the Corporation will deliver to the Auction Agent and each Rating Agency an Auditor's Certificate regarding the accuracy of the calculations made by the Corporation in a Preferred Shares Basic Maintenance Certificate with respect to a date randomly selected by the Corporation's independent auditors during such fiscal year. In addition, the Corporation will deliver to the persons specified in the preceding sentence an Auditor's Certificate regarding the accuracy of the calculations made by the Corporation on each Preferred Shares Basic Maintenance Certificate and 1940 Act Preferred Shares Asset Coverage Certificate delivered in relation to an Asset Coverage Cure Date within ten days after the relevant Asset Coverage Cure Date. If an Auditor's Certificate shows that an error was made in any such report, the calculation or determination made by the Corporation's independent auditors will be conclusive and binding on the Corporation.

          (g) The Auditor's Certificates referred to in paragraph (f) above will confirm, based upon the independent auditor's review of portfolio data provided by the Corporation, (i) the mathematical accuracy of the calculations reflected in the related Preferred Shares Basic Maintenance Amount Certificates and 1940 Act Preferred Shares Asset Coverage Certificates and (ii) that, based upon such calculations, the Corporation had, at such Valuation Date, met the Preferred Shares Basic Maintenance Amount Test.

          (h) In the event that a Preferred Shares Basic Maintenance Certificate or 1940 Act Preferred Shares Asset Coverage Certificate with respect to an applicable Valuation Date is not delivered within the time periods specified in this Section 12, the Corporation will be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Act Preferred Shares Asset Coverage, as the case may be, on such Valuation Date for purposes of Section 12(b) of Part I of these Articles Supplementary. In the event that a Preferred Shares Basic Maintenance Certificate, a 1940 Act Preferred Shares Asset Coverage Certificate or an applicable Auditor's Certificate with respect to an Asset Coverage Cure Date is not delivered within the time periods specified herein, the Corporation will be deemed to have failed to meet the Preferred Shares Basic Maintenance Amount Test or the 1940 Preferred Shares Asset Coverage, as the case may be, as of the related Valuation Date.

          (i) The Corporation will provide S&P and Moody's with no less than 30 days' notification of: (i) any material changes to the Corporation's organizational documents and material contracts, (ii) any redemptions, or
     (iii) any failed Auctions.

          (j) The Corporation will provide to S&P and Moody's an audited financial statement for its fiscal year.

     13. Notice. All notices or communications hereunder, unless otherwise specified in these Articles Supplementary, will be sufficiently given if in writing and delivered in person, by telecopier or mailed by first-class mail, postage prepaid. Notices delivered pursuant to this Section 13 will be deemed given on the earlier of the date received or the date five days after which such notice is mailed, except as otherwise provided in these Articles Supplementary or by the MGCL for notices of stockholders' meetings.

     14. Waiver. To the extent permitted by Maryland Law, Holders of at least two-thirds of the Outstanding shares of the Series, may waive any provision hereof intended for their benefit in accordance with such procedures as may from time to time be established by the Board of Directors.

     15. Termination. In the event that no shares of the Series are Outstanding, all rights and preferences of such shares established and designated hereunder will cease and terminate, and all obligations of the Corporation under these Articles Supplementary will terminate.

     16. Amendment. Subject to the provisions of these Articles Supplementary, the Board of Directors may, by resolution duly adopted without stockholder approval (except as otherwise provided by these Articles Supplementary or required by applicable law), amend these Articles Supplementary to reflect any amendments hereto which the Board of Directors is entitled to adopt pursuant to the terms of Section 6(k) of Part I of these Articles Supplementary without stockholder approval. To the extent permitted by applicable law, the Board of Directors may interpret, amend or adjust the provisions of these Articles Supplementary to resolve any inconsistency or ambiguity or to remedy any patent defect.

     17. Definitions. As used in Part I and Part II of these Articles Supplementary, the following terms will have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

          "Affiliate" means any person known to the Auction Agent to be controlled by, in control of or under common control with the Corporation; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Corporation will be deemed to be an Affiliate nor will any corporation or any Person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which is a director of the Corporation be deemed to be an Affiliate solely because such director or executive officer is also a director of the Corporation.

          "Agent Member" means a member of or a participant in the Securities Depository that will act on behalf of a Bidder.

          "AMPS" has the meaning set forth in paragraph FIRST in the preamble of these Articles Supplementary.

          "Applicable Percentage" means the percentage determined based on the credit rating assigned to the Series on such date by Moody's (if Moody's is then rating the Series) and S&P (if S&P is then rating the Series) as follows:

        Credit Ratings
-----------------------------   Applicable
   Moody's           S&P        Percentage
-------------   -------------   ----------
     Aaa             AAA           125%
 Aa3 to Aa1       AA- to AA+       150%
  A3 to A1         A- to A+        200%
Baa3 to Baa1     BBB- to BBB+      250%
Ba1 and lower   BB+ and lower      300%

          In the case of a special rate period, the Applicable Percentage is determined on the day that a notice of a special rate period is delivered if the notice specifies a Maximum Rate for a special rate period. The Applicable Percentage will be determined based on the lower of the credit rating or ratings assigned to the Series by Moody's and S&P. If Moody's or S&P or both shall not make such ratings available, the rate shall be determined by reference to equivalent ratings issued by a substitute rating agency.

          The Applicable Percentage as so determined will be further subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the Preferred Shares Basic Maintenance Amount. The Corporation will take all reasonable action necessary to enable either Moody's or S&P to provide a rating for the Series. If neither Moody's nor S&P will make such a rating available, the Corporation will select another Rating Agency to act as a substitute Rating Agency.

          "Applicable Rate" means, with respect to the Series for each Dividend Period (i) if Sufficient Clearing Orders exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, the Maximum Rate, and (iii) in the case of any Dividend Period if all the shares of the Series are the subject of Submitted Hold Orders for the Auction in respect thereof, 90% of the Reference Rate.

          "Applicable Spread" means the spread determined based on the credit rating assigned to the Series on such date by Moody's (if Moody's is then rating the Series) and S&P (if S&P is then rating the Series) as follows:

        Credit Ratings
-----------------------------   Applicable
   Moody's          S&P           Spread
-------------   -------------   ----------
     Aaa             AAA          125 bps
 Aa3 to Aa1       AA- to AA+      150 bps
  A3 to A1         A- to A+       200 bps
Baa3 to Baa1     BBB- to BBB+     250 bps
Ba1 and lower   BB+ and lower     300 bps

          In the case of a special rate period, the Applicable Spread is determined on the day that a notice of a special rate period is delivered if the notice specifies a Maximum Rate for a special rate period. The Applicable Spread will be determined based on the lower of the credit rating or ratings assigned to the Series by Moody's and S&P. If Moody's or S&P or both shall not make such ratings available, the rate shall be determined by reference to equivalent ratings issued by a substitute rating agency.

          The Applicable Spread as so determined will be further subject to upward but not downward adjustment in the discretion of the Board of Directors after consultation with the Broker-Dealers, provided that immediately following any such increase the Corporation would be in compliance with the Preferred Shares Basic Maintenance Amount. The Corporation will take all reasonable action necessary to enable either Moody's or S&P to provide a rating for the Series. If neither Moody's nor S&P will make such a rating available, the Corporation will select another Rating Agency to act as a substitute Rating Agency.

          "Asset Coverage Cure Date" has the meaning set forth in Section 3(a)(ii) of these Articles Supplementary.

          "Auction" means each periodic operation of the Auction Procedures.

          "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to follow the Auction Procedures for the purpose of determining the Applicable Rate.

          "Auction Date" means the first Business Day next preceding the first day of a Dividend Period for the Series.

          "Auction Procedures" means the procedures for conducting Auctions as set forth in Part II of these Articles Supplementary.

          "Auditor's Certificate" has the meaning set forth in Section 12(f) of
Part I of these Articles Supplementary.

          "Beneficial Owner" means a customer of a Broker- Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of shares of the Series.

          "Bid" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Bidder" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary, provided however that neither the Corporation nor any Affiliate will be permitted to be Bidder in an Auction.

          "Board of Directors" or "Board" means the Board of Directors of the Corporation or any duly authorized committee thereof as permitted by applicable law.

          "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Corporation and has entered into a Broker-Dealer Agreement that remains effective.

          "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker- Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

          "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

          "Charter" has the meaning set forth in the preamble to these Articles Supplementary.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission.

          "Common Shares" means the shares of the Corporation's Common Stock, par value $.001 per share.

          "Corporation" has the meaning set forth in the preamble to these Articles Supplementary.

          "Date of Original Issue" means the date on which the Series is originally issued by the Corporation.

          "Default" has the meaning set forth in Section 2(c)(ii) of Part I of these Articles Supplementary.

          "Default Period" has the meaning set forth in Sections 2(c)(ii) or
(iii) of Part I of these Articles Supplementary.

          "Default Rate" has the meaning set forth in Sections 2(c)(iii) of Part I of these Articles Supplementary.

          "Deposit Securities" means cash and any obligations or securities, including Short Term Money Market Instruments that are Eligible Assets, rated at least AAA or A-1 by S&P, except that, for purposes of optional redemption, such obligations or securities will be considered "Deposit Securities" only if they also are rated at least P-1 by Moody's.

          "Discount Factor" means the S&P Discount Factor (if S&P is then rating the Series), the Moody's Discount Factor (if Moody's is then rating the Series) or the discount factor established by any Other Rating Agency which is then rating the Series and which so requires, whichever is applicable.

          "Discounted Value"

     (a) for Moody's means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor, provided that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the quotient as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the quotient as calculated above or the par value, whichever is lower.

     (b) for S&P means the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor.

          "Dividend Default" has the meaning set forth in Section 2(c)(ii) of
Part I of these Articles Supplementary.

          "Dividend Payment Date" means any date on which dividends are payable pursuant to Section 2(b) of Part I hereof.

          "Dividend Period" means the initial period determined in the manner set forth under "Designation" above, and thereafter, the period commencing on the Business Day following each Dividend Period and ending on the calendar day immediately preceding the next Dividend Payment Date.

          "Eligible Assets" means Moody's Eligible Assets (if Moody's is then rating the Series), S&P Eligible Assets (if S&P is then rating the Series), and/or Other Rating Agency Eligible Assets if any Other Rating Agency is then rating the Series, whichever is applicable.

          "Existing Holder" has the meaning set forth in Section 1 of Part II of these Articles Supplementary.

          "Hold Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Holder" means, with respect to the Series, the registered holder of shares of the Series as the same appears on the stock ledger or stock records of the Corporation.

          "Investment Manager" means Cohen & Steers Capital Management, Inc.

          "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Corporation may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

          "LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer will determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate will equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate will be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Corporation's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Corporation's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Corporation to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate will be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days will be (i) 7 or more but fewer than 21 days, such rate will be the seven-day LIBOR rate; (ii) 21 or more but fewer than 49 days, such rate will be the one-month LIBOR rate; (iii) 49 or more but fewer than 77 days, such rate will be the two-month LIBOR rate; (iv) 77 or more but fewer than 112 days, such rate will be the three-month LIBOR rate; (v) 112 or more but fewer than 140 days, such rate will be the four-month LIBOR rate; (vi) 140 or more but fewer than 168 days, such rate will be the five-month LIBOR rate; (vii) 168 or more but fewer than 189 days, such rate will be the six-month LIBOR rate; (viii) 189 or more but fewer than 217 days, such rate will be the seven-month LIBOR rate; (ix) 217 or more but fewer than 252 days, such rate will be the eight-month LIBOR rate;
(x) 252 or more but fewer than 287 days, such rate will be the nine-month LIBOR rate; (xi) 287 or more but fewer than 315 days, such rate will be the ten-month LIBOR rate; (xii) 315 or more but fewer than 343 days, such rate will be the eleven-month LIBOR rate; and (xiii) 343 or more but fewer than 365 days, such rate will be the twelve-month LIBOR rate.

          "Liquidation Preference" means $25,000 per share of the Series.

          "London Business Day" means any day on which commercial banks are generally open for business in London.

          "Mandatory Redemption Date" has meaning set forth in Section 3(a)(iii) of Part I of these Articles Supplementary.

          "Mandatory Redemption Price" has the meaning set forth in Section 3(a)(iii) of Part I of these Articles Supplementary.

          "Market Value" means the fair market value of an asset of the Corporation as computed as follows: Securities listed on the New York Stock Exchange at the last sale price reflected on the consolidated tape at the close of the New York Stock Exchange on the Business Day as of which such value is being determined provided that, if there has been no sale on such day, the securities are valued at the closing bid prices on such day and provided further that, if no bid prices are quoted on such day, then the security is valued by such method as the Board of Directors will determine in good faith to reflect its fair market value. Readily marketable securities not listed on the New York Stock Exchange but listed on other domestic or foreign securities exchanges or admitted to trading on the National Association of Securities Dealers Automated Quotations, Inc. ("NASDAQ") National List are valued in a like manner. Portfolio securities traded on more than one securities exchange are valued at the last sale price on the Business Day as of which such value is being determined as reflected on the tape at the close of the exchange representing the principal market for such securities. Readily marketable securities traded in the over-the-counter market, including listed securities whose primary market is believed by the Investment Manager to be over-the-counter, but excluding securities admitted to trading on the NASDAQ National List, are valued at the current bid prices as reported by NASDAQ or, in the case of securities not quoted by NASDAQ, the National Quotation Bureau or such other comparable source as the directors deem appropriate to reflect their fair market value. The fair market value of certain fixed-income securities is computed based upon (i) the basis of prices provided by a Pricing Service or (ii) the lower of the value set forth in bids from two independent dealers in securities, one of which bids will be in writing, in each case with interest accrued added to such computation for those assets of the Corporation where such computation does not include interest accrued. The independent dealers from whom bids are sought will be either (a) market makers in the securities being valued or (b) members of the National Association of Securities Dealers, Inc. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations the Board of Directors believes reflect most closely the value of such securities.

          "Maximum Rate," for shares of the Series on any Auction Date for such shares, will mean for any rate period, the greater of the Applicable Percentage of the Reference Rate or the Applicable Spread plus the Reference Rate. The Auction Agent will round each applicable Maximum Rate to the nearest one-thousandth (0.001) of one percent per annum, with any such number ending in five ten-thousandths of one percent being rounded upwards to the nearest one-thousandth (0.001) of one percent.

          "Moody's" means Moody's Investors Service, Inc. or its successors at law.

          "Moody's Discount Factor" means, for purposes of determining the Discounted Value of any Moody's Eligible Asset, the percentage determined as follows. The Moody's Discount Factor for any Moody's Eligible Asset other than the securities set forth below will be the percentage provided in writing by Moody's.

     (a) Preferred Stock and Common Stock:

                                                                                                      Discount
                                                                                                  Factor (1)(2)(3)
                                                                                                  ----------------
Common stock and common stock of foreign issuers for which ADRs are traded:
   Utility.....................................................................................             170%
   Industrial..................................................................................             264%
   Financial...................................................................................             241%
Common stock of foreign issuers (in existence for at least five years) for which no ADRs are
   traded......................................................................................             400%
Preferred stock of REITs:
   with Senior Implied Moody's (or S&P or Fitch) rating........................................             154%
   without Senior Implied Moody's (or S&P or Fitch) rating.....................................             208%
Preferred stock of Other Real Estate Companies:
   with Senior Implied Moody's (or S&P or Fitch) rating........................................             208%
   without Senior Implied Moody's (or S&P or Fitch) rating.....................................             250%
Preferred Securities of non-real estate companies: (4)(5):.....................................
   (A) for taxable preferred securities issued by a utility, industrial, financial issuer or
      other non-real estate related issuers with Moody's or equivalent S&P or Fitch ratings:...         Aaa 150%
                                                                                                         Aa 155%
                                                                                                          A 160%
                                                                                                        Baa 165%
                                                                                                         Ba 196%
                                                                                                          B 216%
                                                                                                    < B, NR 250%
   (B) for DRD eligible preferred securities issued by a utility, industrial, financial issuer, or other non-real estate related issuers
      (i) investment grade.....................................................................             165%
      (ii) non-investment grade................................................................             216%
   (C) for auction rate preferred securities...................................................             350%

----------
(1) A Discount Factor of 250% will be applied to those assets in a single Moody's Industry Classification and/or Moody's Real Estate
     Industry/Property Sector Classification which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets (except for Utilities sub-indices for which no more than 50% may constitute a single classification).

(2) A Discount Factor of 250% will be applied if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding.

(3) A Discount Factor of 250% will be applied if the market capitalization (including common stock and preferred stock) of a real estate issuer is below $500 million.

(4) Applies to preferred securities which have a minimum issue size of $50 million.

(5) Non-real estate eligible preferred securities will be issued by investment grade companies having a senior unsecured debt rating that is Baa3 or higher by Moody's or BBB- by S&P or Fitch and pay dividends in U.S. Dollars or Euros. The market value of eligible non-cumulative preferred issues are subject to standard preferred stock discount factors multiplied by a factor of 1.10.

     (b) Debt securities: (1)(2)(3):

          The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below.

   Terms of Maturity of Debt                                         Unrated
         Security (1)            Aaa    Aa    A    Baa   Ba     B     (2,3)
------------------------------   ---   ---   ---   ---   ---   ---   -------
1 year or less................   109%  112%  115%  118%  137%  150%    250%
2 years or less (but longer
   than 1 year)...............   115%  118%  122%  125%  146%  160%    250%

   Terms of Maturity of Debt                                          Unrated
          Security (1)            Aaa    Aa    A    Baa    Ba    B     (2, 3)
-------------------------------   ---   ---   ---   ---   ---   ---   -------
3 years or less (but longer
   than 2 years)...............   120%  123%  127%  131%  153%  168%    250%
4 years or less (but longer
   than 3 years)...............   126%  129%  133%  138%  161%  176%    250%
5 years or less (but longer
   than 4 years)...............   132%  135%  139%  144%  168%  185%    250%
7 years or less (but longer
   than 5 years)...............   139%  143%  147%  152%  179%  197%    250%
10 years or less (but longer
   than 7 years)...............   145%  150%  155%  160%  189%  208%    250%
15 years or less (but longer
   than 10 years)..............   150%  155%  160%  165%  196%  216%    250%
20 years or less (but longer
   than 15 years)..............   150%  155%  160%  165%  196%  228%    250%
30 years or less (but longer
   than 20 years)..............   150%  155%  160%  165%  196%  229%    250%
Greater than 30 years..........   165%  173%  181%  189%  205%  240%    250%

----------
(1) The Moody's Discount Factors for debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty will determine the appropriate rating category.

(2) Corporate debt securities if (A) securities that do not pay interest in U.S. dollars, the Corporation will contact Moody's to obtain the applicable currency conversion rates; (B) for debt securities rated B and below taken together with "Unrated" securities, no more than 10% of the original amount of such issue may constitute Moody's Eligible Assets; (C) such securities have been registered under the 1933 Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the 1933 Act as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (D) such securities are not subject to extended settlement.

(3) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Corporation will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

          (a) U.S. Treasury Securities and U.S. Treasury Strips (as defined by Moody's):

                                                 U.S. Treasury Securities
           Remaining Term to Maturity                 Discount Factor       U.S. Treasury Strips
----------------------------------------------   ------------------------   --------------------
1 year or less................................               107%                   107%
2 years or less (but longer than 1 year)......               113%                   115%
3 years or less (but longer than 2 years).....               118%                   121%
4 years or less (but longer than 3 years).....               123%                   128%
5 years or less (but longer than 4 years).....               128%                   135%
7 years or less (but longer than 5 years).....               135%                   147%
10 years or less (but longer than 7 years)....               141%                   163%
15 years or less (but longer than 10 years)...               146%                   191%
20 years or less (but longer than 15 years)...               154%                   218%
30 years or less (but longer than 20 years)...               154%                   244%

          (b) Short-Term Instruments and Cash.

          The Moody's Discount Factor applied to Moody's Eligible Assets that are short term money instruments (as defined by Moody's) will be (i) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within 49 days of the relevant valuation date, (ii) 102%, so long as such portfolio securities mature or have a demand feature at par not exercisable within 49 days of the relevant valuation date, and (iii) 125%, if such securities are not rated by Moody's, so long as such portfolio securities are rated at least A-1 by S&P and mature or have a demand feature at par exercisable within 49 days of the relevant valuation date. A Moody's Discount Factor of 100% will be applied to cash.

          (c) Rule 144A Debt or Preferred Securities:

          The Moody's Discount Factor applied to Rule 144A debt or preferred securities will be

          (i) 130% of the Moody's Discount Factor, which would apply if the securities have registration rights under the 1933 Act after 365 days, and

          (ii) 120% of the Moody's Discount Factor if the securities have registration rights within 365 days of calculation of the Basic Maintenance Amount.

          (d) Convertible Securities:

                           MOODY'S RATING CATEGORY(1)

      Industry Category        Aaa    Aa    A    Baa    Ba    B     NR
----------------------------   ---   ---   ---   ---   ---   ---   ---
Utility.....................   162%  167%  172%  188%  195%  199%  300%
Industrial..................   256%  261%  266%  282%  290%  293%  300%
Financial...................   233%  238%  243%  259%  265%  270%  300%
Transportation..............   250%  265%  275%  285%  290%  295%  300%

----------
(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources as well as combined with a number of sources as presented by the Corporation to Moody's, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Corporation will use the percentage set forth under "Below B and Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.

          "Moody's Eligible Assets" means the following:

          (i)  Common stocks (a):

               (A) which are traded on a nationally recognized stock exchange or in the over-the-counter market,

               (B) if cash dividend paying, pay cash dividends in U.S. dollars and

               (C) which may be sold without restriction by the Corporation; provided, however, that (1) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (2) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Moody's Eligible Assets,

          (b) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are ADRs or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or

          (c) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation 's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the outstanding shares of common stock of such issuer thereof or (B) in excess of 10% of the Market Value of the Corporation 's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

          (ii) Corporate debt securities if:

               (A) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's, S&P or Fitch;

               (B) such securities have been registered under the 1933 Act or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the 1933 Act as determined by the Corporation's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Directors, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and

               (C) such securities are not subject to extended settlement.

          (iii) Preferred stocks if:

               (A) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities,

               (B) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange or other Moody's approved exchanges,

               (C) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa3 or higher

               (D) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the following diversification requirements: (1) the preferred stock issue must be greater than $50 million and (2) the minimum holding by the Corporation of each issue of preferred stock is $500,000. In addition, preferred stocks issued by transportation companies will not be considered Moody's Eligible Assets;

          (iv) Convertible securities (including convertible preferred stock), provided that:

               (A) the issuer of common stock must have a Moody's senior unsecured debt of Caa or better, or a rating of CCC or better by S&P or Fitch Ratings,

               (B) the common stocks must be traded on the New York Stock Exchange, the American Stock Exchange, or the NASDAQ,

               (C) dividends must be paid in U.S. dollars,

               (D) the portfolio of convertible bonds must be diversified as set forth in the table set forth below,

               (E) the Corporation shall not hold shares exceeding the average weekly trading volume during the preceding month and

               (F) synthetic convertibles are excluded from asset eligibility;

          (v) Preferred stock or any debt security of REITs or real estate companies;

          (vi) Unrated debt securities issued by an issuer which:

               (A) has not filed for bankruptcy within the past three years;

               (B) is current on all principal and interest on its fixed income obligations;

               (C) is current on all preferred stock dividends;

               (D) possesses a current, unqualified auditor's report without qualified, explanatory language; and

               (E) in the aggregate taken together with securities rated B by Moody's, or comparable by S&P or Fitch, and below do not exceed 10% of the discounted Moody's Eligible Assets;

          (vii) Interest rate swaps entered into according to International Swap Dealers Association ("ISDA") standards if

               (A) the counterparty to the swap transaction has a short-term rating of not less than P-1 by Moody's or A-1 by S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is A3 or higher by Moody's or A- or higher by S&P or Fitch;

               (B) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the Series outstanding;

               (C) the interest rate swap transaction will be marked-to-market daily;

               (D) an interest rate swap that is in-the-money is discounted at the counterparty's corporate debt rating for the maturity of the swap for purposes of calculating Moody's Eligible Assets; and

               (E) an interest rate swap that is out-of-the money includes that negative mark-to market amount as indebtedness for purposes of calculating the Preferred Shares Basic Maintenance Amount;

          (viii) U.S. Treasury Securities and Treasury Strips (as defined by Moody's);

          (ix) Short-Term Money Market Instruments so long as

               (A) such securities are rated at least P-1,

               (B) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or

               (C) in all other cases, the supporting entity (1) is rated A2 and the security matures within one month, (2) is rated A1 and the security matures within three months or (3) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P and not rated by Moody's) need not meet any otherwise applicable Moody's rating criteria;

          (x) Cash including, for this purpose, interest and dividends due on assets rated

               (A) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date,

               (B) A2 or higher if the payment date is within thirty days of the Valuation Date, and

               (C) A1 or higher if the payment date is within 90 days of the relevant valuation date and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are
          (1) settled through clearing house firms with respect to which the Corporation has received prior written authorization from Moody's or
          (2) with counterparties having a Moody's long-term debt rating of at least Baa3 or (3) with counterparties having a Moody's Short-Term Money Market Instrument rating of at least P-1.

          The Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market Value of the Corporation's holdings:

          Issuer:

                        Non-Utility Maximum Single   Utility Maximum Single Issuer
Moody's Rating (1)(2)          Issuer (3)(4)                     (3)(4)
---------------------   --------------------------   -----------------------------
Aaa                                 100%                          100%
Aa                                   20%                           20%
A                                    10%                           10%
CS/CB, "Baa", Baa (5)                 6%                            4%
Ba                                    4%                            4%
B1/B2                                 3%                            3%
B3 or below                           2%                            2%

          Industry and State:

                        Non-Utility Maximum   Utility Maximum Single   Utility Maximum Single
Moody's Rating (1)      Single Industry (3)     Sub-Industry (3)(6)           State (3)
---------------------   -------------------   ----------------------   ----------------------
Aaa                             100%                   100%                    100%
Aa                               60%                    60%                     20%
A                                40%                    50%                     10%(8)
CS/CB, "Baa", Baa (5)            20%                    50%(7)                   7%(8)
Ba                               12%                    12%                      0%
B1/B2                             8%                     8%                      0%
B3 or below                       5%                     5%                      0%

(1) Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent

(2) Corporate evidences of indebtedness from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate evidences of indebtedness, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) For common stock assets, utility sub-industry assets above 50% and below 75% will be discounted at 260%.

(8) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.

          "Moody's Industry Classifications" means, for the purposes of determining Moody's Eligible Assets, each of the following Industry
Classifications:

          1.   Aerospace & Defense

          2.   Automobile

          3.   Banking

          4.   Beverage, Food & Tobacco

          5.   Buildings & Real Estate

          6.   Chemicals, Plastics & Rubber

          7.   Containers, Packaging & Glass

          8.   Personal & Nondurable Consumer Projects (Manufacturing Only)

          9.   Diversified/Conglomerate Manufacturing

          10.  Diversified/Conglomerate Service

          11.  Diversified Natural Resources, Precious Metals & Minerals

          12.  Ecological

          13.  Electronics

          14.  Finance

          15.  Farming & Agriculture

          16.  Grocery

          17.  Healthcare, Education & Childcare

          18.  Home & Office Furnishings, Housewares & Durable Consumer Products

          19.  Hotels, Motels, Inns and Gaming

          20.  Insurance

          21.  Leisure, Amusement, Entertainment

          22.  Machinery (Nonagriculture, Nonconstruction, Nonelectronic)

          23.  Mining, Steel, Iron & Nonprecious Metals

          24.  Oil & Gas

          25.  Personal, Food & Misc. Services

          26.  Printing & Publishing

          27.  Cargo Transport

          28.  Retail Stores

          29.  Telecommunications

          30.  Textiles & Leather

          31.  Personal Transportation

          32.  Utilities

          33.  Broadcasting & Entertainment

          "Moody's Real Estate Industry/Property Sector Classification" means, for the purposes of determining Moody's Eligible Assets, each of the following Industry Classifications (as defined by the National Association of Real Estate Investment Trusts, "NAREIT"):

          (i)     Office

          (ii)    Industrial

          (iii)   Mixed

          (iv)    Shopping Centers

          (v)     Regional Malls

          (vi)    Free Standing

          (vii)   Apartment

          (viii)  Manufactured Homes

          (ix)    Diversified

          (x)     Lodging/Resorts

          (xi)    Health Care

          (xii)   Home Financing

          (xiii)  Commercial Financing

          (xiv)   Self Storage

          (xv)    Specialty

          The Corporation will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment in consultation with the independent auditor and/or Moody's, as necessary.

          "1933 Act" means the Securities Act of 1933, as amended.

          "1940 Act" means the Investment Company Act of 1940, as amended.

          "1940 Act Preferred Shares Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Corporation which are stock, including all Outstanding shares of the Series (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares), determined on the basis of values calculated as of a time within 48 hours (not including Sundays or holidays) next preceding the time of such determination.

          "1940 Act Preferred Shares Asset Coverage Certificate" means the certificate required to be delivered by the Corporation pursuant to Section 12(f) of these Articles Supplementary.

          "Notice of Redemption" means any notice with respect to the redemption of the Series pursuant to Section 3 of Part I of these Articles Supplementary.

          "Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Other Rating Agency" means any rating agency other than S&P or Moody's then providing a rating for the Series pursuant to the request of the Corporation.

          "Other Rating Agency Eligible Assets" means assets of the Corporation designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Corporation's assets in connection with such Other Rating Agency's rating of the Series.

          "Other Real Estate Companies" companies which generally derive at least 50% of their revenue from real estate or have at least 50% of their assets in real estate, but not including REITs.

          "Outstanding" means, as of any date, shares of the Series theretofore issued by the Corporation except, without duplication, (i) any shares of the Series theretofore canceled, redeemed or repurchased by the Corporation, or delivered to the Auction Agent for cancellation or with respect to which the Corporation has given notice of redemption and irrevocably deposited with the Paying Agent sufficient funds to redeem such shares and (ii) any shares of the Series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Corporation. Notwithstanding the foregoing,
(A) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any shares of the Series as to which the Corporation or any Affiliate is the Existing Holder will be disregarded and not deemed Outstanding; (B) in connection with any Auction, any shares of the Series as to which the Corporation or any person known to the Auction Agent to be an Affiliate is the Existing Holder will be disregarded and not deemed Outstanding; and (C) for purposes of determining the Preferred Shares Basic Maintenance Amount, shares of the Series held by the Corporation will be disregarded and not deemed Outstanding, but shares held by any Affiliate will be deemed Outstanding.

          "Paying Agent" means The Bank of New York unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as paying agent, which paying agent may be the same as the Auction Agent.

          "Person" or "person" means and includes an individual, a partnership, a corporation, a trust, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

          "Potential Holder" has the meaning set forth in Section 1 of Part II of these Articles Supplementary.

          "Preferred Shares Basic Maintenance Amount" means as of any Valuation Date the dollar amount equal to the sum of:

          (i) (A) the product of the number of shares of the Series outstanding on such date multiplied by $25,000 (plus the product of the number of shares of any other series of preferred shares outstanding on such date multiplied by the liquidation preference of such shares), plus any redemption premium applicable to the shares of the Series (or other preferred shares) then subject to redemption; (B) the aggregate amount of dividends that will have accumulated at the respective Applicable Rates (whether or not earned or declared) to (but not including) the first respective Dividend Payment Date for the shares of the Series outstanding that follows such Valuation Date (plus the aggregate amount of dividends, whether or not earned or declared, that will have accumulated in respect of other outstanding preferred shares to, but not including, the first respective dividend payment date for such other shares that follows such Valuation Date); (C) the aggregate amount of dividends that would accumulate on shares of the Series outstanding from such first respective Dividend Payment Date therefor through the 56th day after such Valuation Date, at the Maximum Rate (plus the aggregate amount of dividends that would accumulate on other outstanding preferred shares from the first respective dividend payment date for such shares after the Valuation Date through the 56th day after such Valuation Date, at the respective maximum rates for such other outstanding preferred shares); (D) the amount of anticipated expenses of the Corporation for the 90 days subsequent to such Valuation Date; (E) the amount of any indebtedness or obligations of the Corporation senior in right of payment to the Series; and (F) any current liabilities as of such Valuation Date, to the extent not reflected in any of (i)(A) through (i)(F) less

          (ii) the value (i.e., for purposes of current Moody's guidelines, the face value of cash and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i) (A) through (i)(F) become payable, otherwise the Moody's Discounted Value) (i.e., for the purposes of the current S&P guidelines, the face value of cash, and short term securities that are the direct obligations of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of (i)(A) through (i)(F) becomes payable, otherwise the S&P Discounted Value) of any of the Corporation's assets irrevocably deposited by the Corporation for the payment of any of (i)(A) through (i)(F).

          "Preferred Shares Basic Maintenance Amount Test" means a test which is met if the lower of the aggregate Discounted Values of the Moody's Eligible Assets or the S&P Eligible Assets meets or exceeds the Preferred Shares Basic Maintenance Amount. The Corporation will notify Moody's if coverage declines below 1.30X the Preferred Shares Basic Maintenance Amount.

          "Preferred Shares Basic Maintenance Certificate" has the meaning set forth in Section 12(d) of Part I of these Articles Supplementary.

          "Pricing Service" means any of the following:

               Bloomberg
               Bridge Global Pricing
               Chanin Capital Partners
               Data Resources Inc.
               FT Interactive Data
               J.J. Kenny Drake
               JP Morgan Pricing Services

               Loan Pricing Corporation
               Meenan, Mcdevitt & Co., Inc
               Reuters
               Securities Evaluation Services
               Standard & Poor's Evaluation Services
               Thomson Financial Securities Management
               Telerate
               Telekurs
               Trepp Pricing Service
               Van Kampen Merritt Investment Advisory Corp Pricing Service CIBC World Markets

          "Rating Agency" means Moody's and S&P as long as such rating agency is then rating the Series.

          "Redemption Date" has the meaning set forth in Section 2(c)(ii) of
Part I of these Articles Supplementary.

          "Redemption Default" has the meaning set forth in Section 2(c)(ii) of
Part I of these Articles Supplementary.

          "Redemption Price" has the meaning set forth in Section 3(a)(i) of
Part I of these Articles Supplementary.

          "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Corporation may from time to time appoint.

          "Reference Rate" means, with respect to the determination of the Default Rate or the Maximum Rate, the applicable LIBOR Rate (for a Dividend Period of fewer than 365 days) or the applicable Treasury Index Rate (for a Dividend Period of 365 days or more).

          "Registrar" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as transfer agent.

          "REIT" or real estate investment trust, means a company dedicated to owning, and usually operating, income producing real estate, or to financing real estate.

          "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors at law.

          "S&P Discount Factor" means, with respect to an S&P Eligible Asset specified below, the following applicable number, provided that the S&P Exposure Period is 25 Business Days or less:

     (a) Types of S&P Eligible Assets

                                                                                                        Discount Factor
Type of S&P Eligible Asset                                                                               for AAA Rating
-----------------------------------------------------------------------------------------------------   ---------------
Common Stock                                                                                                  168%
DRD Eligible Preferred Stock with a senior or preferred stock rating of at least BBB-................         228%
REIT and Non-DRD eligible Preferred Stock with a senior or preferred stock rating of at least BBB-...         155%
DRD Eligible Preferred Stock with a senior or preferred stock rating below BBB-......................         233%
REIT and non-DRD Eligible Preferred Stock with a senior or preferred stock rating below BBB-.........         160%

Un-rated DRD Eligible Preferred Stock................................................................         238%
Un-rated Non-DRD Eligible and un-rated REIT Preferred Stock..........................................         165%
Convertible bonds rated AAA to AAA-..................................................................         148%
Convertible bonds rated AA+ to AA-...................................................................         155%
Convertible bonds rated A+ to A-.....................................................................         162%
Convertible bonds rated BBB+ to BBB-.................................................................         168%
Convertible bonds rated BB+ to BB-...................................................................         175%
Convertible bonds rated B+ to B-.....................................................................         182%
Convertible bonds rated CCC+ to CCC-.................................................................         189%
U.S. Short-Term Money Market Investments with maturities of 180 days or less.........................         104%
U.S. Short-Term Money Market Investments with maturities of between 181 and 360 days.................         113%
U.S. Government Obligations (52 week Treasury Bills).................................................         102%
U.S. Government Obligations (Two-Year Treasury Notes)................................................         104%
U.S. Government Obligations (Five-Year Treasury Notes)...............................................         110%
U.S. Government Obligations (Ten-Year Treasury Notes)................................................         117%
U.S. Government Obligations (Thirty-Year Treasury Bonds).............................................         130%
Agency Mortgage Collateral (Fixed 15-Year)...........................................................         129%
Agency Mortgage Collateral (Fixed 30-Year)...........................................................         132%
Agency Mortgage Collateral (ARM 1/1).................................................................         122%
Agency Mortgage Collateral (ARM 3/1).................................................................         123%
Agency Mortgage Collateral (ARM 5/1).................................................................         123%
Agency Mortgage Collateral (ARM 10/1)................................................................         123%
Mortgage Pass-Through Fixed (15 Year)................................................................         131%
Mortgage Pass-Through Fixed (30 Year)................................................................         134%
   Debt securities of REIT's and other real estate companies according to the following corporate bond schedule
   Corporate Bonds rated at least AAA................................................................         110%
   Corporate Bonds rated at least AA+................................................................         111%
   Corporate Bonds rated at least AA.................................................................         113%
   Corporate Bonds rated at least AA-................................................................         115%
   Corporate Bonds rated at least A+.................................................................         116%
   Corporate Bonds rated at least A..................................................................         117%
   Corporate Bonds rated at least A-.................................................................         118%
   Corporate Bonds rated at least BBB+...............................................................         120%
   Corporate Bonds rated at least BBB................................................................         122%
   Corporate Bonds rated at least BBB-...............................................................         124%
   Corporate Bonds rated at least BB+................................................................         129%
   Corporate Bonds rated at least BB.................................................................         135%
   Corporate Bonds rated at least BB-................................................................         142%
   Corporate Bonds rated at least B+.................................................................         156%
   Corporate Bonds rated at least B..................................................................         169%
   Corporate Bonds rated at least B-.................................................................         184%
   Corporate Bonds rated at least CCC+...............................................................         202%
   Corporate Bonds rated at least CCC................................................................         252%
   Corporate Bonds rated at least CCC-...............................................................         350%
Master Limited Partnerships..........................................................................         625%
Cash and Cash Equivalents............................................................................         100%

     (b) Interest rate swaps entered into according to International Swap Dealers Association ("ISDA") standards if

          (i) the counterparty to the swap transaction has a short-term rating of A-1 or equivalent by S&P or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is A-, or equivalent by S&P, or higher.

          (ii) the original aggregate notional amount of the interest rate swap transaction or transactions is not to be greater than the liquidation preference of the Series.

          (iii) The interest rate swap transaction will be marked-to-market weekly by the swap counterparty.

          (iv) If the Corporation fails to maintain an aggregate discounted value at least equal to the basic maintenance amount on two consecutive valuation dates then the agreement will terminate immediately.

          (v) For the purpose of calculating the asset coverage test 90% of any positive mark-to-market valuation of the Corporation's rights will be eligible assets. 100% of any negative mark-to-market valuation of the Corporation's rights will be included in the calculation of the Preferred Shares Basic Maintenance Amount.

          (vi) The Corporation must maintain liquid assets with a value at least equal to the net amount of the excess, if any, of the Corporation's obligations over its entitlement with respect to each swap. For caps/floors, must maintain liquid assets with a value at least equal to the Corporation's obligations with respect to such caps or floors.

     (c) Cash and Cash Equivalents

     (i) Cash and Cash Equivalents and demand deposits in an "A-1+" rated institution are valued at 100%. "A-1+" rated commercial paper, with maturities no greater than 30 days and held instead of cash until maturity, is valued at 100%. Securities with next-day maturities invested in "A-1+" rated institutions are considered cash equivalents and are valued at 100%. Securities maturing in 181 to 360 calendar days are valued at 114.2%.

     (ii) The S&P Discount Factor for shares of unrated Money Market Funds affiliated with the Corporation used as "sweep" vehicles will be 110%. Money Market Funds rated "AAAm" will be discounted at the appropriate level as dictated by the exposure period. No S&P Discount Factor will be applied to Money Market Funds rated AAAm by S&P with effective next day maturities.

          "S&P Eligible Assets" means the following:

          (A) Deposit Securities;

          (B) U.S. Government Obligations of U.S. Government Agencies;

          (C) Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities, U.S. Government Obligations and Municipal Obligations that are not convertible into or exchangeable or exercisable for stock of a corporation (except to the extent of ten percent (10%) in the case of a share exchange or tender offer) ("Other Debt") and that satisfy all of the following conditions:

               (1) be no more than 10% of total assets may be below a S&P rating of BBB-, or comparable Moody's or Fitch rating, or unrated;

               (2) the remaining term to maturity of such Other Debt will not exceed fifty (50) years;

               (3) such Other Debt must provide for periodic interest payments in cash over the life of the security;

               (4) no more than 10% of the issuers of such evidences of indebtedness do not file periodic financial statements with the Commission;

               (5) which, in the aggregate, have an average duration of not more than 12 years.

          (D) Convertible Corporate Indebtedness. Evidences of indebtedness other than Deposit Securities, U.S. Government Obligations and Municipal Obligations that are convertible into or exchangeable or exercisable for stock of a corporation and that satisfy all of the following conditions:

               (1) such evidence of indebtedness is rated at least CCC by S & P; and

               (2) if such evidence of indebtedness is rated BBB or lower by S&P, the market capitalization of the issuer of such evidence of indebtedness is at least $100 million;

          (E) Agency Mortgage Collateral. Certificates guaranteed by U.S. Government Agencies (as defined below) (e.g., FNMA, GNMA and FHLMC) for timely payment of interest and full and ultimate payment of principal. Agency Mortgage Collateral also evidence undivided interests in pools of level-payment, fixed, variable, or adjustable rate, fully amortizing loans that are secured by first liens on one- to four-family residences, residential properties (or in the case of Plan B FHLMC certificates, five or more units primarily designed for residential use) ("Agency Mortgage Collateral"). Agency Mortgage Collateral the following conditions apply:

               (1) For GNMA certificates backed by pools of graduated payment mortgages, levels are 20 points above established levels;

               (2) Qualifying "large pool" FNMA mortgage-backed securities and FHLMC participation certificates are acceptable as eligible collateral. The eligible fixed-rate programs include FNMA MegaPools, FNMA Majors, FHLMC Multilender Swaps, and FHLMC Giant certificates. Eligible adjustable rate mortgage ("ARMs") programs include nonconvertible FNMA ARM MegaPools and FHLMC weighted average coupon ARM certificates. Eligible FHLMC Giant programs exclude interest-only and principal only stripped securities;

               (3) FNMA certificates backed by multifamily ARMs pegged to the 11th District Cost of Funds Index are acceptable as eligible collateral at 5 points above established levels; and

               (4) Multiclass REMICs issued by FNMA and FHLMC are acceptable as eligible collateral at the collateral levels established for CMOs.

          (F) Mortgage Pass-Through Certificates. Publicly issued instruments maintaining at least a AA- ratings by S&P. Certificates evidence proportional, undivided interests in pools of whole residential mortgage loans. Pass-through certificates backed by pools of convertible ARMs are acceptable as eligible collateral at 5 points above the levels established for pass-through certificates backed by fixed or non-convertible ARM pools.

          (G) Preferred Stocks. Preferred stocks that satisfy all of the following conditions:

               (1) The preferred stock issue has a senior rating from S&P, or the preferred issue must be rated. In the case of Yankee preferred stock, the issuer should have a S&P senior rating of at least "BBB-", or the preferred issue must be rated at least "BBB-".

               (2) The issuer--or if the issuer is a special purpose corporation, its parent--is listed on either the New York Stock Exchange, the American Stock Exchange or NASDAQ if the traded par amount is less than $1,000. If the traded par amount is $1,000 or more exchange listing is not required.

               (3) The collateral pays cash dividends denominated in U.S.
          dollars.

               (4) Private placement 144A with registration rights are eligible assets.

               (5) The minimum market capitalization of eligible issuers is US$100 million.

          Restrictions for floating-rate preferred stock:

               (1) Holdings must be limited to stock with a dividend period of less than or equal to 49 days, except for a new issue, where the first dividend period may be up to 64 days.

               (2) The floating-rate preferred stock may not have been subject to a failed auction.

          Restrictions for adjustable--or auction-rate preferred stock:

               (1) The total fair market value of adjustable-rate preferred stock held in the portfolio may not exceed 10% of eligible assets.

          Concentration Limits:

               (1) Total issuer exposure in preferred stock of any one issuer is limited to 10% of the fair market value of eligible assets.

               (2) Preferred stock rated below B- (including non-rated preferred stock) and preferred stock with a market cap of less than US$100 million are limited to no more than 15% of the fair market value of the eligible assets.

               (3) Add 5 points to over-collateralization level for issuers with a senior rating or preferred stock rating of less than BBB-.

               (4) Add 10 points to over-collateralization level of issuers with no senior rating, preferred stock rating or dividend history.

          (H) Common Stocks of REITs, Other Real Estate Companies, and non-Real Estate Companies. Common stocks of REITs, Other Real Estate Companies, and non-Real Estate Companies that satisfy all of the following conditions:

               (1) such common stock (including the common stock of any predecessor or constituent issuer) has been traded on a recognized national securities exchange or quoted on the National Market System (or any equivalent or successor thereto) of NASDAQ, but excluding "144a" or "pink sheet" stock not carried in daily newspaper over-the-counter listings;

               (2) the market capitalization of such issuer of common stock exceeds $100 million;

               (3) the issuer of such common stock is not an entity that is treated as a partnership for federal income taxes;

               (4) if such issuer is organized under the laws of any jurisdiction other than the United States, any state thereof, any possession or territory thereof or the District of Columbia, the common stock of such issuer held by the Corporation is traded on a recognized national securities exchange or quoted on the National Market System of NASDAQ either directly or in the form of depository receipts.

          Escrow Bonds may comprise 100% of the Corporation's S&P Eligible Assets. Bonds that are legally defeased and secured by direct U.S. Government Obligations are not required to meet any minimum issuance size requirement. Bonds that are economically defeased or secured by other U.S. Agency paper must meet the minimum issuance size requirement for the Fund described above. Bonds initially rated or rerated as an escrow bond by another Rating Agency are limited to 50% of the Corporation's S&P Eligible Assets, and carry one full rating lower than the equivalent S&P rating for purposes of determining the applicable discount factors. Bonds economically defeased and either initially rated or rerated by S&P or another Rating Agency are assigned that same rating level as its debt issuer, and will remain in its original industry category unless it can be demonstrated that a legal defeasance has occurred.

          With respect to the above, the Corporation portfolio must consist of no less than 20 issues representing no less than 10 industries as determined by the S&P Industry Classifications and S&P Real Estate Industry/Property sectors.

          For purposes of determining the discount factors applicable to collateral not rated by S&P, the collateral will carry an S&P rating one full rating level lower than the equivalent S&P rating.

          "S&P Exposure Period" will mean the sum of (i) that number of days from the last Valuation Date on which the Corporation's Discounted Value of S&P Eligible Assets were greater than the Preferred Shares Basic Maintenance Amount to the Valuation Date on which the Corporation's Discounted Value of S&P Eligible Assets failed to exceed the Preferred Shares Basic Maintenance Amount,
(ii) the maximum number of days following a Valuation Date that the Corporation has under this Statement to cure any failure to maintain a Discounted Value of S&P Eligible Assets at least equal to the Preferred Shares Basic Maintenance Amount, and (iii) the maximum number of days the Corporation has to effect a mandatory redemption under Section 3(a)(ii) of Part I of these Articles Supplementary.

          "S&P Industry Classifications" will mean, for the purposes of determining S&P Eligible Assets, each of the following industry classifications (as defined by the S&P global industry classification):

               Aerospace & Defense
               Air Freight and Logistics Airlines
               Automobiles
               Automobile Components
               Beverages
               Biotechnology

               Building Products
               Cable
               Capital Markets
               Computers & Peripherals
               Commercial Banks
               Commercial Services & Supplies
               Communications Equipment
               Construction & Engineering
               Consumer Finance
               Containing & Packaging
               Distributors
               Diversified Financial Services
               Diversified Telecommunication Services
               Electric Utilities
               Electrical Equipment
               Electronic Equipment & Instrument
               Energy Equipment & Services
               Food & Staples Retailing
               Food Products
               Gas Utilities
               Healthcare Equipment & Supplies
               Healthcare Providers & Services
               Hotels, Restaurants & Leisure
               Household Durables
               Household Products
               Industrial Conglomerates
               Insurance
               Internet & Catalog Retail
               Internet Software & Services
               IT Services
               Leisure Equipment & Products
               Machinery
               Marine
               Media
               Metals & Mining
               Office Electronics
               Oil & Gas
               Packaging and Containers
               Paper & Forest Products
               Personal Products
               Pharmaceuticals
               Real Estate
               Retail
               Road & Rail
               Software
               Specialty Retail
               Semiconductors and Semiconductor Equipment
               Textiles, Apparel and Luxury Goods
               Thrift & Mortgage Finance
               Tobacco
               Trading Companies & Distributors
               Transportation and Infrastructure
               Transportation Utilities
               Water Utilities
               Wireless Telecommunication Services

          "S&P Real Estate Industry/Property Sector Classification" means, for the purposes of determining S&P Eligible Assets, each of the following Industry Classifications (as defined by NAREIT):

          1.   Office

          2.   Industrial

          3.   Mixed

          4.   Shopping Centers

          5.   Regional Malls

          6.   Free Standing

          7.   Apartments

          8.   Manufactured Homes

          9.   Diversified

          10.  Lodging/Resorts

          11.  Health Care

          12.  Home Financing

          13.  Commercial Financing

          14.  Self Storage

          15.  Specialty

          The Corporation will use its discretion in determining which NAREIT Industry Classification is applicable to a particular investment, and, when necessary will consult with the independent auditor and/or S&P, as necessary.

          "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Corporation that agrees to follow the procedures required to be followed by such securities depository in connection with the Series.

          "Sell Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Series" has the meaning set forth in Article first of these Articles Supplementary.

          "Short-Term Money Market Instrument" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Corporation, the remaining term to maturity thereof is not in excess of 180 days:

               (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

               (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

               (iii) overnight funds;

               (iv) U.S. Government Securities; and

               (v) Rule 2a-7 eligible money market funds.

          "Special Dividend Period" means a Dividend Period that is not a Standard Dividend Period.

          "Specific Redemption Provisions" means, with respect to any Special Dividend Period of more than one year, either, or any combination of (i) a period (a "Non-Call Period") determined by the Board of Directors after consultation with the Broker-Dealers, during which the shares subject to such Special Dividend Period are not subject to redemption at the option of the Corporation and (ii) a period (a "Premium Call Period"), consisting of a number of whole years as determined by the Board of Directors after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period will be redeemable at the Corporation's option at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Preference or expressed as a formula using specified variables as determined by the Board of Directors after consultation with the Broker-Dealers.

          "Standard Dividend Period" means a Dividend Period of 7 days, unless the day after such 7th day is not a Business Day, then the number of days ending on the calendar day next preceding the next Business Day (such Business Day, being the Dividend Payment Date).

          "Submission Deadline" means 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

          "Substitute LIBOR Dealer" means any LIBOR dealer selected by the Fund as to which Moody's, S&P or any other Rating Agency then rating the AMPS shall not have objected; provided, however, that none of such entities shall be a LIBOR Dealer.

          "Substitute U.S. Government Securities Dealer" means any U.S. Government securities dealer selected by the Corporation as to which Moody's, S&P or any other Rating Agency then rating the Series shall not have objected; provided, however, that none of such entities shall be a U.S. Government Securities Dealer.

          "Transfer Agent" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Directors enters into an agreement with the Corporation to serve as Transfer Agent.

          "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Corporation by at least three recognized dealers in U.S. Government Securities Dealers selected by the Corporation; provided further, however, that if one of the U.S. Government Securities Dealers does not quote a rate required to determine the Treasury Index Rate, the Treasury Index Rate will be determined on the basis of the quotation or quotations furnished by any Substitute U.S. Government Securities Dealer or Substitute U.S. Government Securities Dealers selected by the Corporation to provide such rate or rates not being supplied by the U.S. Government Securities Dealer; provided further, that if the U.S. Government Securities Dealer and Substitute U.S. Government Securities Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, the Treasury Index Rate shall be the Treasury Index Rate as determined on the previous Auction Date.

          "U.S. Government Agencies" means Government National Association
(GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal Mortgage Association (FNMA) and the Farm Credit System.

          "U.S. Government Obligations" means direct non-callable obligations of the United States (e.g., Treasury Notes, Treasury Bills, and Treasury Bonds), provided that such direct obligations are entitle to the full faith and credit of the United States Treasury Bills and U.S. Treasury Security Strips, provide for the periodic payment of interest and the full payment of principal at maturity. The following conditions also apply to U.S. Government Obligations:

                    (i) If a Treasury interest-only strip is to be considered and eligible asset, it must apply the over-collateralization level for the Treasury category following the maturity of the Treasury strip;

                    (ii) The trustee thereunder ("USGO Trustee") must have a first, perfected security interest in the underlying collateral;

                    (iii) The underlying collateral must be free and clear of third-party claims;

                    (iv) The underlying collateral must be registered in the name of the USGO Trustee;

                    (v) Treasury Bills with maturities of less than 52 weeks are discounted at the appropriate short-term money market instrument levels;

                    (vi) Treasury Bills that mature next day are considered cash equivalent and are valued at 100%; and

                    (vii) Over-collateralization levels do not apply to zero-coupon Treasuries.

          "U.S. Government Securities" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

          "U.S. Government Securities Dealers" means Lehman Government Securities Incorporated, Goldman, Sachs & Co., Salomon Brothers Inc., Morgan Guaranty Trust Company of New York and any other U.S. Government Securities dealer selected by the Corporation as to which Moody's (if Moody's is then rating the Series) and S&P (if S&P is then rating the Series) shall not have objected or their respective affiliates or successors, if such entity is a U.S. Government securities dealer.

          "Valuation Date" means the last Business Day of each week, or such other date as the Corporation and Rating Agencies may agree to for purposes of determining the Preferred Shares Basic Maintenance Amount.

          "Voting Period" has the meaning set forth in Section 6(b) of Part I of these Articles Supplementary.

          "Winning Bid Rate" has the meaning set forth in Section 4(a)(iii) of
Part II of these Articles Supplementary.

     18. Interpretation. References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs are to such sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs contained in this Part I or
Part II hereof, as the case may be, unless specifically identified otherwise.

                           Part II. Auction Procedures

     1. Certain Definitions. As used in Part II of these Articles Supplementary, the following terms will have the following meanings, unless the context otherwise requires and all section references below are to Part II of these Articles Supplementary except as otherwise indicated: Capitalized terms not defined in Section 1 of Part II of these Articles Supplementary will have the respective meanings specified in Part I of these Articles Supplementary.

          "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of Existing Holders or Potential Holders of shares of the Series.

          "Available Shares of the Series" has the meaning set forth in Section 4(a)(i) of Part II of these Articles Supplementary.

          "Existing Holder" means (a) a person who beneficially owns those shares of the Series listed in that person's name in the records of the Auction Agent or (b) the beneficial owner of those shares of the Series which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer will have signed a Master Purchaser's Letter.

          "Hold Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Master Purchaser's Letter" means the letter which is required to be executed by each prospective purchaser of shares of the Series or the Broker-Dealer through whom the shares will be held.

          "Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Potential Holder," means (a) any Existing Holder who may be interested in acquiring additional shares of the Series or (b) any other person who may be interested in acquiring shares of the Series and who has signed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent which Broker-Dealer will have executed a Master Purchaser's Letter.

          "Sell Order" has the meaning set forth in Section 2(a)(ii) of Part II of these Articles Supplementary.

          "Submitted Bid Order" has the meaning set forth in Section 4(a) of
Part II of these Articles Supplementary.

          "Submitted Hold Order" has the meaning set forth in Section 4(a) of
Part II of these Articles Supplementary.

          "Submitted Order" has the meaning set forth in Section 4(a) of Part II of these Articles Supplementary.

          "Submitted Sell Order" has the meaning set forth in Section 4(a) of
Part II of these Articles Supplementary.

          "Sufficient Clearing Orders" means that all the shares of the Series are the subject of Submitted Hold Orders or that the number of shares of the Series that are the subject of Submitted Buy Orders by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (A) the number of shares of the Series that are subject of Submitted Hold/Sell Orders by Existing Holders specifying one or more rates higher than the Maximum Rate and (B) the number of shares of the Series that are subject to Submitted Sell Orders.

          "Winning Bid Rate" means the lowest rate specified in the Submitted Orders which, if (A) each Submitted Hold/Sell Order from Existing Holders specifying such lowest rate and all other Submitted Hold/Sell Orders from Existing Holders specifying lower rates were accepted and (B) each Submitted Buy Order from Potential Holders specifying such lowest rate and all other Submitted Buy Orders from Potential Holders specifying lower rates were accepted, would result in the Existing Holders described in clause (A) above continuing to hold an aggregate number of shares of the Series which, when added to the number of shares of the Series to be purchased by the Potential Holders described in clause (B) above and the number of shares of the Series subject to Submitted Hold Orders, would be equal to the number of shares of the Series.

     2. Orders.

     (a) On or prior to the Submission Deadline on each Auction Date for shares of the Series:

          (i) each Beneficial Owner of shares of the Series may submit to its Broker-Dealer by telephone or otherwise information as to:

               (A) the number of Outstanding shares, if any, of the Series held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for such shares for the next succeeding Dividend Period of such shares;

               (B) the number of Outstanding shares, if any, of the Series held by such Beneficial Owner which such Beneficial Owner offers to sell if the Applicable Rate for such shares for the next succeeding Dividend Period of such shares will be less than the rate per annum specified by such Beneficial Owner; and/or

               (C) the number of Outstanding shares, if any, of the Series held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for such shares for the next succeeding Dividend Period of such shares; and

          (ii) each Broker-Dealer, using lists of Potential Beneficial Owners, will in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact Potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of shares, if any, of the Series which each such Potential Beneficial Owner offers to purchase if the Applicable Rate for such shares for the next succeeding Dividend Period of such shares will not be less than the rate per annum specified by such Potential Beneficial Owner.

          For the purposes hereof, the communication by a Beneficial Owner or Potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clause (i)(A), (i)(B), (i)(C) or
(ii) of this paragraph (a) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each Potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders"; an Order containing the information referred to in clause (i)(A) of this paragraph (a) is hereinafter referred to as a "Hold Order" and collectively as "Hold Orders"; an Order containing the information referred to in clause (i)(B) or (ii) of this paragraph (a) is hereinafter referred to as a "Bid" and collectively as "Bids"; and an Order containing the information referred to in clause (i)(C) of this paragraph (a) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

     (b) (i) A Bid by a Beneficial Owner or an Existing Holder of shares of the Series subject to an Auction on any Auction Date will constitute an irrevocable offer to sell:

          (A) the number of Outstanding shares of the Series specified in such Bid if the Applicable Rate for shares of the Series determined on such Auction Date will be less than the rate specified therein;

          (B) such number or a lesser number of Outstanding shares of the Series to be determined as set forth in clause (iv) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such shares determined on such Auction Date will be equal to the rate specified therein; or

          (C) the number of Outstanding shares of the Series specified in such Bid if the rate specified therein will be higher than the Maximum Rate for such shares, or such number or a lesser number of Outstanding shares of the Series to be determined as set forth in clause (iii) of paragraph (b) of
     Section 5 of this Part II if the rate specified therein will be higher than the Maximum Rate for such shares and Sufficient Clearing Bids for such shares do not exist.

          (ii) A Sell Order by a Beneficial Owner or an Existing Holder of shares of the Series subject to an Auction on any Auction Date will constitute an irrevocable offer to sell:

               (A) the number of Outstanding shares of the Series specified in such Sell Order; or

               (B) such number or a lesser number of Outstanding shares of the Series as set forth in clause (iii) of paragraph (b) of Section 5 of this Part II if Sufficient Clearing Bids for such shares do not exist;

     provided, however, that a Broker-Dealer that is an Existing Holder with respect to shares of the Series will not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph (c) of Section 3 of this Part II if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee person, if permitted by the Corporation) with the provisions of Section 6 of this Part II or (2) such Broker-Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

          (iii) A Bid by a Potential Holder of shares of the Series subject to an Auction on any Auction Date will constitute an irrevocable offer to purchase:

               (A) the number of Outstanding shares of the Series specified in such Bid if the Applicable Rate for such shares determined on such Auction Date will be higher than the rate specified therein; or

               (B) such number or a lesser number of Outstanding shares of the Series as set forth in clause (v) of paragraph (a) of Section 5 of this Part II if the Applicable Rate for such shares determined on such Auction Date will be equal to the rate specified therein.

     (c) No Order for any number of shares of the Series other than whole shares will be valid.

     3. Submission of Orders by Broker-Dealers to Auction Agent.

     (a) Each Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for shares of the Series subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Corporation) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by Potential Beneficial Owners, and will specify with respect to each Order for such shares:

          (i) the name of the Bidder placing such Order (which will be the Broker-Dealer unless otherwise permitted by the Corporation);

          (ii) the aggregate number of shares of the Series that are the subject of such Order;

          (iii) to the extent that such Bidder is an Existing Holder of such shares:

               (A) the number of shares, if any, of the Series subject to any Hold Order of such Existing Holder;

               (B) the number of shares, if any, of the Series subject to any Bid of such Existing Holder and the rate specified in such Bid; and

               (C) the number of shares, if any, of the Series subject to any Sell Order of such Existing Holder; and

          (iv) to the extent such Bidder is a Potential Holder of such shares, the rate and number of such shares specified in such Potential Holder's Bid.

     (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one thousandth (.001) of 1%.

     (c) If an Order or Orders covering all of the Outstanding shares of the Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of the Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding shares of the Series held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than 91 Dividend Period days, the Auction Agent will deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding shares of the Series held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

     (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding shares of the Series subject to an Auction held by such Existing Holder, such Orders will be considered valid in the following order of priority:

          (i) all Hold Orders for shares of the Series will be considered valid, but only up to and including in the aggregate the number of Outstanding shares of the Series held by such Existing Holder, and if the number of shares of the Series subject to such Hold Orders exceeds the number of Outstanding shares of the Series held by such Existing Holder, the number of shares subject to each such Hold Order will be reduced pro rata to cover the number of Outstanding shares of the Series held by such Existing Holder;

          (ii) (A) any Bid for shares of the Series will be considered valid up to and including the excess of the number of Outstanding shares of the Series held by such Existing Holder over the number of shares of the Series subject to any Hold Orders referred to in clause (i) above;

          (B) subject to subclause (A), if more than one Bid of an Existing Holder for shares of the Series is submitted to the Auction Agent with the same rate and the number of Outstanding shares of the Series subject to such Bids is greater than such excess, such Bids will be considered valid up to and including the amount of such excess, and the number of shares of the Series subject to each Bid with the same rate will be reduced pro rata to cover the number of shares of the Series equal to such excess;

          (C) subject to subclauses (A) and (B), if more than one Bid of an Existing Holder for shares of the Series is submitted to the Auction Agent with different rates, such Bids will be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

          (D) in any such event, the number, if any, of such Outstanding shares of the Series subject to any portion of Bids considered not valid in whole or in part under this clause (ii) will be treated as the subject of a Bid for shares of the Series by or on behalf of a Potential Holder at the rate therein specified; and

          (iii) all Sell Orders for shares of the Series will be considered valid up to and including the excess of the number of Outstanding shares of the Series held by such Existing Holder over the sum of shares of the Series subject to valid Hold Orders referred to in clause (i) above and valid Bids referred to in clause (ii) above.

     (e) If more than one Bid for one or more shares of the Series is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted will be a separate Bid with the rate and number of shares therein specified.

     (f) Any Order submitted by a Beneficial Owner or a Potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, will be irrevocable.

     4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

     (a) Not earlier than the Submission Deadline on each Auction Date for shares of the Series, the Auction Agent will assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers in respect of shares of the Series (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and will determine for the Series:

          (i) the excess of the number of Outstanding shares of the Series over the number of Outstanding shares of the Series subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Shares of the Series");

          (ii) from the Submitted Orders for shares of the Series whether:

               (A) the number of Outstanding shares of the Series subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate (for all Dividend Periods) for shares of the Series; exceeds or is equal to the sum of

               (B) the number of Outstanding shares of the Series subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate (for all Dividend Periods) for shares of the Series; and

               (C) the number of Outstanding shares of the Series subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of shares of the Series in subclauses (B) and (C) above is zero because all of the Outstanding shares of the Series are subject to Submitted Hold Orders), such Submitted Bids in subclause (A) above being hereinafter referred to collectively as "Sufficient Clearing Bids" for shares of the Series); and

          (iii) if Sufficient Clearing Bids for shares of the Series exist, the lowest rate specified in such Submitted Bids (the "Winning Bid Rate" for shares of the Series) which if:

               (A) (I) each such Submitted Bid of Existing Holders specifying such lowest rate and (II) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of the Series that are subject to such Submitted Bids; and

               (B) (I) each such Submitted Bid of Potential Holders specifying such lowest rate and (II) all other such Submitted Bids of Potential Holders specifying lower rates were accepted; would result in such Existing Holders described in subclause (A) above continuing to hold an aggregate number of Outstanding shares of the Series which, when added to the number of Outstanding shares of the Series to be purchased by such Potential Holders described in subclause (B) above, would equal not less than the Available Shares of the Series.

     (b) Promptly after the Auction Agent has made the determinations pursuant to paragraph (a) of this Section 4, the Auction Agent will advise the Corporation of the Maximum Rate for shares of the Series for which an Auction is being held on the Auction Date and, based on such determination, the Applicable Rate for shares of the Series for the next succeeding Dividend Period thereof as follows:

          (i) if Sufficient Clearing Bids for shares of the Series exist, that the Applicable Rate for all shares of the Series for the next succeeding Dividend Period thereof will be equal to the Winning Bid Rate for shares of the Series so determined;

          (ii) if Sufficient Clearing Bids for shares of the Series do not exist (other than because all of the Outstanding shares of the Series are subject to Submitted Hold Orders), that the Applicable Rate for all shares of the Series for the next succeeding Dividend Period thereof will be equal to the Maximum Rate for shares of the Series; or

          (iii) if all of the Outstanding shares of the Series are subject to Submitted Hold Orders, that the Applicable Rate for all shares of the Series for the next succeeding Dividend Period thereof will be 90% of the Reference Rate.

     5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation. Existing Holders will continue to hold the shares of the Series that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph (a) of Section 4 of this Part II, the Submitted Bids and Submitted Sell Orders will be accepted or rejected by the Auction Agent and the Auction Agent will take such other action as set forth below:

          (a) If Sufficient Clearing Bids for shares of the Series have been made, all Submitted Sell Orders with respect to shares of the Series will be accepted and, subject to the provisions of paragraphs (d) and (e) of this Section 5, Submitted Bids with respect to shares of the Series will be accepted or rejected as follows in the following order of priority and all other Submitted Bids with respect to shares of the Series will be rejected:

               (i) Existing Holders' Submitted Bids for shares of the Series specifying any rate that is higher than the Winning Bid Rate for shares of the Series will be accepted, thus requiring each such Existing Holder to sell the shares of the Series subject to such Submitted Bids;

               (ii) Existing Holders' Submitted Bids for shares of the Series specifying any rate that is lower than the Winning Bid Rate for shares of the Series will be rejected, thus entitling each such Existing Holder to continue to hold the shares of the Series subject to such Submitted Bids;

               (iii) Potential Holders' Submitted Bids for shares of the Series specifying any rate that is lower than the Winning Bid Rate for shares of the Series will be accepted;

               (iv) each Existing Holder's Submitted Bid for shares of the Series specifying a rate that is equal to the Winning Bid Rate for shares of the Series will be rejected, thus entitling such Existing Holder to continue to hold shares of the Series subject to such Submitted Bid, unless the number of Outstanding shares of the Series subject to all such Submitted Bids will be greater than the number of shares of the Series ("Remaining Shares") in the excess of the Available Shares of the Series over the number of shares of the Series subject to Submitted Bids described in clauses (ii) and (iii) of this paragraph (a), in which event such Submitted Bid of such Existing Holder will be rejected in part, and such Existing Holder will be entitled to continue to hold shares of the Series subject to such Submitted Bid, but only in an amount equal to the shares of the Series obtained by multiplying the number of remaining shares by a fraction, the numerator of which will be the number of Outstanding shares of the Series held by such Existing Holder subject to such Submitted Bid and the denominator of which will be the aggregate number of Outstanding shares of the Series subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate for shares of the Series; and

               (v) each Potential Holder's Submitted Bid for shares of the Series specifying a rate that is equal to the Winning Bid Rate for shares of the Series will be accepted but only in an amount equal to the number of shares of such series obtained by multiplying the number of shares in the excess of the Available Shares of the Series over the number of shares of the Series subject to Submitted Bids described in clauses (ii) through (iv) of this paragraph (a) by a fraction, the numerator of which will be the number of Outstanding shares of the Series subject to such Submitted Bid and the denominator of which will be the aggregate number of Outstanding shares of the Series subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate for shares of the Series.

          (b) If Sufficient Clearing Bids for shares of the Series have not been made (other than because all of the Outstanding shares of the Series are subject to Submitted Hold Orders), subject to the provisions of paragraph
     (d) of this Section 5, Submitted Orders for shares of the Series will be accepted or rejected as follows in the following order of priority and all other Submitted Bids for shares of the Series will be rejected:

               (i) Existing Holders' Submitted Bids for shares of the Series specifying any rate that is equal to or lower than the Maximum Rate for shares of the Series will be rejected, thus entitling such Existing Holders to continue to hold the shares of the Series subject to such Submitted Bids;

               (ii) Potential Holders' Submitted Bids for shares of the Series specifying any rate that is equal to or lower than the Maximum Rate for shares of the Series will be accepted; and

               (iii) Each Existing Holder's Submitted Bid for shares of the Series specifying any rate that is higher than the Maximum Rate for shares of the Series and the Submitted Sell Orders for shares of the Series of each Existing Holder will be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell the shares of the Series subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of shares of the Series obtained by multiplying the number of shares of the Series subject to Submitted Bids described in clause (ii) of this paragraph
          (b) by a fraction, the numerator of which will be the number of Outstanding shares of the Series held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate number of Outstanding shares of the Series subject to all such Submitted Bids and Submitted Sell Orders.

          (c) If all of the Outstanding shares of the Series are subject to Submitted Hold Orders, all Submitted Bids for shares of the Series will be rejected.

          (d) If, as a result of the procedures described in clause (iv) or (v) of paragraph (a) or clause (iii) of paragraph (b) of this Section 5, any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of the Series on any Auction Date, the Auction Agent will, in such manner as it will determine in its sole discretion, round up or down the number of shares of the Series to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date will be whole shares of the Series.

          (e) If, as a result of the procedures described in clause (v) of paragraph (a) of this Section 5 any Potential Holder would be entitled or required to purchase less than a whole share of the Series on any Auction Date, the Auction Agent will, in such manner as it will determine in its sole discretion, allocate shares of the Series for purchase among Potential Holders so that only whole shares of the Series are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing shares of the Series on such Auction Date.

          (f) Based on the results of each Auction for shares of the Series, the Auction Agent will determine the aggregate number of shares of the Series to be purchased and the aggregate number of shares of the Series to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they will deliver, or from which other Potential Holder(s) or Existing Holder(s) they will receive, as the case may be, shares of the Series. Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of the Series with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of shares of the Series that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part will constitute good delivery to such Potential Holders and Potential Beneficial Owners.

          (g) Neither the Corporation nor the Auction Agent nor any affiliate of either will have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver any shares of the Series or to pay for shares of the Series sold or purchased pursuant to the Auction Procedures or otherwise.

     6. Transfer of Shares of the Series. Unless otherwise permitted by the Corporation, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of shares of the Series only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of shares of the Series from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer will not be deemed to be a sale, transfer or other disposition for purposes of this Section 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Corporation) to whom such transfer is made will advise the Auction Agent of such transfer.

     7. Force Majeure.


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



     (a) Notwithstanding anything else set forth herein, if an Auction Date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive Business Days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the Auction Agent is not able to conduct an Auction in accordance with the Auction Procedures for any reason, then the Applicable Rate for the next Dividend Period will be the Applicable Rate determined on the previous Auction Date, provided that, if the New York Stock Exchange is closed for such reason for three or less than three consecutive Business Days, then the Applicable Rate for the next Dividend Period will be the Applicable Rate determined by Auction on the first Business Day following such Auction Date.

     (b) Notwithstanding anything else set forth herein, if a Dividend Payment Date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive Business Days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services or the dividend payable on such date can not be paid for any such reason, then:

          (i) the Dividend Payment Date for the affected Dividend Period will be the next Business Day on which the Corporation and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

          (ii) the affected Dividend Period will end on the day it would have ended had such event not occurred and the Dividend Payment Date had remained the scheduled date; and

          (iii) the next Dividend Period will begin and end on the dates on which it would have begun and ended had such event not occurred and the Dividend Payment Date remained the scheduled date.

                         [Remainder of page left blank]

          IN WITNESS WHEREOF, COHEN & STEERS SELECT UTILITY FUND, INC. has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Secretary as of this _______ day of ______________________, 2005.

WITNESS:


By:
    -----------------------------
Name: Lawrence B. Stoller
Title: Secretary


                                    COHEN & STEERS SELECT UTILITY
                                    FUND, INC.


                                    By:
                                        ----------------------------------------
                                    Name: Adam M. Derechin
                                    Title: President and Chief Executive Officer

          THE UNDERSIGNED, President and Chief Executive Officer of the COHEN & STEERS SELECT UTILITY FUND, INC., who executed on behalf of the Corporation the foregoing Articles Supplementary hereby acknowledges the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information, and belief that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                    --------------------------------------------
                                    Name: Adam M. Derechin
                                    Title: President and Chief Executive Officer


                                       43